UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Clearwire Corporation

(Name of Registrant as Specified In Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

OF

CLEARWIRE CORPORATION

TO BE HELD ON MAY 21, 2013

PROXY STATEMENT

OF

CREST FINANCIAL LIMITED

CREST INVESTMENT COMPANY

SOLICITATION OF PROXIES IN OPPOSITION TO

MATTERS RELATING TO THE PROPOSED MERGER OF

CLEARWIRE CORPORATION WITH SPRINT NEXTEL CORPORATION

This Proxy Statement (“Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Crest Financial Limited, a Texas limited partnership (“CFL”), and Crest Investment Company, a Texas corporation (“CIC” and, together with CFL, “Crest”), for use at the special meeting of stockholders of Clearwire Corporation (“Clearwire”), and at any continuation, adjournment or postponement thereof (the “Special Meeting”), relating to the proposed merger (the “Proposed Sprint-Clearwire Merger”) of Clearwire with Sprint Nextel Corporation (“Sprint”). The Special Meeting will be held on May 21, 2013, at 10:30 a.m., Pacific Daylight Time at Highland Center, 14224 Bel-Red Road, Bellevue, WA 98007.

Pursuant to this Proxy Statement, Crest is soliciting proxies from holders of shares of Class A common stock of Clearwire, par value of $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Clearwire Common Stock”), in respect of the following proposals to be considered at the Special Meeting, each as described in greater detail in the definitive proxy statement of Clearwire (the “Clearwire Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2013 for the Special Meeting (such proposals, the “Clearwire Special Meeting Proposals”):

(i) to adopt the Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 13, 2013 and thereafter, by and among Sprint, Collie Acquisition Corp., a wholly-owned subsidiary of Sprint, and Clearwire (the “Merger Agreement”) (the “Merger Agreement Proposal”);

(ii) to amend Clearwire’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to (a) increase Clearwire’s authorized shares of Class A Common Stock by 1,019,162,522 shares (the “Class A Common Stock Charter Amendment Proposal”) and (b) increase Clearwire’s authorized shares of Class B Common Stock by 1,019,162,522 shares (the “Class B Common Stock Charter Amendment Proposal” and together with the Class A Common Stock Charter Amendment Proposal, the “Charter Amendment Proposal”);

(iii) to authorize the issuance of (a) Class A Common Stock (the “Class A Common Stock NASDAQ Authorization Proposal”) and (b) Class B Common Stock (the “Class B Common Stock NASDAQ Authorization Proposal”) that may be issued upon (i) exchange of Clearwire Communications, LLC’s and Clearwire Finance, Inc.’s 1.00% Exchangeable Notes due 2018 (the “Sprint Notes”) or (ii) with respect to the Class A Common Stock, upon exchange of the Class B Common Stock (and the corresponding Class B Units), issued upon exchange of the Sprint Notes in accordance with Rule 5635(d) of the NASDAQ Listing Rules (collectively, the “NASDAQ Authorization Proposal”);

(iv) to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Charter Amendment Proposal or the NASDAQ Authorization Proposal (the “Adjournment Proposal”); and

(v) to approve, by non-binding, advisory vote, certain compensation arrangements for Clearwire’s named executive officers in connection with the merger (the “Golden Parachute Proposal”).

Approval of the Merger Agreement Proposal is independent of approval of the Charter Amendment Proposal, and each of these approvals is also independent of approval of the NASDAQ Authorization Proposal.

We urge you to vote “AGAINST” the Proposed Sprint-Clearwire Merger by voting “AGAINST” all Clearwire Special Meeting Proposals.

The Board of Directors of Clearwire (the “Clearwire Board”) has established the close of business on April 2, 2013 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting.

This Proxy Statement and the enclosed GOLD proxy card are first being sent or given to stockholders of Clearwire on or about May 6, 2013.

This solicitation is being made by Crest and not by or on behalf of the Clearwire Board.

A proxy may be given by any person who held shares of Clearwire Common Stock on the Record Date. Whether or not you plan to attend the Special Meeting, you are urged to sign and date the enclosed GOLD proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the GOLD proxy card even if you have already delivered any other proxy. Please do not return any WHITE proxy card sent to you by Clearwire. If you have already returned a WHITE proxy card sent to you by Clearwire, that card will be automatically revoked if you complete and return the enclosed GOLD proxy card.

If you have any questions concerning this Proxy Statement or would like additional copies, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-949-2583

BACKGROUND OF THIS SOLICITATION

On June 25, 2004, CFL entered into an Asset Purchase Agreement with Clearwire and certain other persons (the “Asset Purchase Agreement”), pursuant to which spectrum assets were sold to Clearwire in exchange for cash, shares of Class A Common Stock and other consideration. CFL was allocated approximately 1.4 million of these shares. CFL subsequently divested approximately 1.0 million of these shares but retained 0.4 million shares of Class A Common Stock to remain invested in Clearwire.

On June 1, 2012, Crest and certain other persons (the “Reporting Persons”) filed a Schedule 13D (“Schedule 13D”) in respect of Clearwire, disclosing a beneficial ownership of approximately 7.88% of Class A Common Stock. In the Schedule 13D, the Reporting Persons stated their belief that the Clearwire Common Stock was undervalued. The Schedule 13D also disclosed an intent to discuss the possibility of adding persons to be suggested by the Reporting Persons to the Clearwire Board. However, neither Crest nor any of the other Reporting Persons engaged in any such conversations or made any such request for representation on the Clearwire Board, and none of the Reporting Persons currently has any such intent.

On November 6, 2012, CFL sent a letter (the “Mount Kellett Letter”) to Mount Kellett Capital Management LP (“Mount Kellett”), another significant stockholder of Clearwire, and issued a press release related thereto (the “November 6 Press Release”). The Mount Kellett Letter and the November 6 Press Release commended Mount Kellett for sending a letter to the Clearwire Board on November 1, 2012. In addition, CFL stated that it, like Mount Kellett, was concerned about Sprint’s acquisition of majority control of Clearwire and Clearwire’s liquidity problems related to Clearwire’s build-out program. CFL stated its belief that, in addition to the sale of excess spectrum proposed by Mount Kellett, the Clearwire Board should immediately seek to raise capital through the offering and sale of additional common shares. Finally, Crest recommended that the Clearwire Board take immediate action to mitigate the danger of oppression of the minority stockholders’ rights and economic positions by the majority stockholder, Sprint. On November 7, 2012, the Reporting Persons filed an Amendment No. 1 to the Schedule 13D related to the Mount Kellett Letter and the November 6 Press Release, disclosing a beneficial ownership of approximately 6.62% of Class A Common Stock.

On December 12, 2012, CFL filed a lawsuit (the “Lawsuit”) styled Crest Financial Ltd. v. Sprint Nextel Corp. et al., C.A. 8099-CS in the Court of Chancery of the State of Delaware against Sprint, Clearwire, the individual members of the Clearwire Board, and certain other defendants, alleging that the defendants breached their fiduciary duties by engaging in a series of integrated transactions designed to extract value from Clearwire at the expense of Clearwire’s public minority stockholders. Among other things, the Lawsuit seeks damages and injunctive relief. On the same date, CFL issued a press release related to the Lawsuit. On January 10, 2013, the Court of Chancery denied CFL’s motion to expedite, which sought a trial on the merits in advance of the closing of any transaction. The decision was based on procedural considerations, and the Court left open both the possible renewal of the motion to expedite and a potential damages action to be pursued following closing of the Proposed Sprint-Clearwire Merger. Since that ruling, there have been no material developments in the Lawsuit.

On December 17, 2012, Clearwire issued a press release to announce that it had entered into the Merger Agreement. For more information regarding the Merger Agreement, including the negotiations between Clearwire and Sprint, please see “Special Factors—Background of the Merger” in the Clearwire Proxy Statement.

On December 18, 2012, CFL issued a press release (the “December 18 Press Release”) announcing its continued opposition to the Proposed Sprint-Clearwire Merger and its intention to pursue all avenues available to it, including the Lawsuit, to protect itself and other minority stockholders in Clearwire from the unfair dealings of Sprint and Clearwire in this matter. On the same date, the Reporting Persons filed an Amendment No. 2 to the Schedule 13D related to the Lawsuit and the December 18 Press Release, disclosing a beneficial ownership of approximately 8.34% of Class A Common Stock.

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On January 28, 2013, CFL filed with the Federal Communications Commission (“FCC”) a petition to deny (the “Petition”) the Proposed Sprint-Clearwire Merger as well as SoftBank Corporation’s (“Softbank”) proposed acquisition of 70% of Sprint (the “Proposed Softbank-Sprint Transaction”), arguing that both transactions are counter to the public interest. The Petition also argued that an independent Clearwire would be financially stronger than a Clearwire that was wholly-owned by Sprint. The next day, on January 29, 2013, CFL issued a press release related to the Petition.

On February 25, 2013, CFL filed with the FCC its reply in support of its petition to deny, attaching thereto a study prepared by experts at Information Age Economics (“IAE Report”), which compared the value of Clearwire’s spectrum assets to the value reflected in Sprint’s offer of $2.97 per share. The next day, on February 26, 2013, CFL issued a press release related to the IAE Report.

On March 12, 2013, CFL issued a press release (the “March 12 Press Release”) in which it reported the findings of a new study on the value of Clearwire’s spectrum assets commissioned by CFL and prepared by former FCC commissioner Dr. Harold Furchtgott-Roth and the Analysis Group (the “Furchtgott-Roth Report”). The Furchtgott-Roth Report was submitted to the FCC by CFL on March 12, 2013. The next day, on March 13, 2013, the Reporting Persons filed an Amendment No. 3 to the Schedule 13D related to the Furchtgott-Roth Report and the March 12 Press Release, disclosing a beneficial ownership of approximately 8.33% of Class A Common Stock.

On March 19, 2013, CFL made a demand to obtain a stockholder list and certain related records of Clearwire pursuant to Section 220 of the Delaware General Corporation Law (the “Demand Letter”). On the same date, CFL engaged the proxy solicitation firm D.F. King & Co., Inc. to assist CFL in its opposition against the Proposed Sprint-Clearwire Merger (the “DF King Engagement”). On March 20, 2013, CFL issued a press release (the “March 20 Press Release”) in which it announced the DF King Engagement and the Demand Letter. On the same date, the Reporting Persons filed an Amendment No. 4 to the Schedule 13D related to the DF King Engagement, the Demand Letter and the March 20 Press Release, disclosing a beneficial ownership of approximately 8.2% of Class A Common Stock.

On April 3, 2013, CFL sent a letter to the Clearwire Board (the “April 3 Board Letter”) and issued a press release (the “April 3 Press Release”) related thereto. In the April 3 Board Letter and the April 3 Press Release, CFL proposed to provide to Clearwire $240 million in financing through a convertible debt facility (the “Proposed Crest Financing”) as an alternative to the financing available under the Note Purchase Agreement dated as of December 17, 2012, as amended from time to time, by and among Clearwire, Clearwire Communications, LLC, Clearwire Finance, Inc. and Sprint (the “Sprint Note Purchase Agreement”). The next day, on April 4, 2013, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the April 3 Board Letter and the April 3 Press Release. On the same date, the Reporting Persons filed an Amendment No. 5 to the Schedule 13D related to the April 3 Board Letter and the April 3 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock. On April 8, 2013, Vinson & Elkins L.L.P. (“V&E”), outside counsel to CFL, placed a telephone call to Simpson Thacher & Bartlett LLP (“Simpson Thacher”), outside counsel to the Special Committee of Clearwire, and left a voicemail with an offer to discuss the Proposed Crest Financing. The next day, on April 9, 2013, Simpson Thacher responded to V&E and acknowledged receipt of the April 3 Board Letter on behalf of the Special Committee of Clearwire. There was no further communication between Clearwire and CFL or their counsel regarding the Proposed Crest Financing. According to the Clearwire Proxy Statement, on April 8, 2013, Clearwire sent a letter to Sprint requesting that Sprint consent to the Proposed Crest Financing, and, on April 10, 2013, Sprint refused to give such consent. However, CFL never received a response from the Clearwire Board regarding the Proposed Crest Financing.

On April 8, 2013, CFL issued a press release (the “April 8 Press Release”). In the April 8 Press Release, CFL reported the findings of a new study on the value of Clearwire’s spectrum assets commissioned by CFL and prepared by former FCC commissioner Dr. Harold Furchtgott-Roth (the “Supplemental Furchtgott-Roth Report”). The Supplemental Furchtgott-Roth Report was submitted to the FCC by CFL on April 8, 2013. On the same date, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the Supplemental

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Furchtgott-Roth Report and the April 8 Press Release. The next day, on April 9, 2013, the Reporting Persons filed an Amendment No. 6 to the Schedule 13D related to the Supplemental Furchtgott-Roth Report and the April 8 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

On April 10, 2013, CFL issued a press release (the “April 10 Press Release”). In the April 10 Press Release, CFL announced that Crest had filed a preliminary proxy statement in connection with the Special Meeting. On the same date, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the April 10 Press Release. The next day, on April 11, 2013, the Reporting Persons filed an Amendment No. 7 to the Schedule 13D related to the filing of the preliminary proxy statement and the April 10 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

On April 19, 2013, CFL sent a letter to the FCC (the “FCC Letter”), asking the FCC to reconsider its pro forma approval of the purchase by Sprint of the Clearwire shares of Eagle River Investment, LLC in October 2012. On April 22, 2013, CFL issued a press release related to the FCC Letter (the “April 22 Press Release”). On the same date, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the FCC Letter and the April 22 Press Release.

On April 23, 2013, CFL sent a letter to the Clearwire Board (the “April 23 Board Letter”) and issued a press release (the “April 23 Press Release”) related thereto. In the April 23 Board Letter and the April 23 Press Release, CFL urged the Clearwire Board to act in the best interests of all stockholders of Clearwire and meet its fiduciary duties. On the same date, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the April 23 Board Letter and the April 23 Press Release. On the same date, the Reporting Persons filed an Amendment No. 8 to the Schedule 13D related to the FCC Letter, the April 22 Press Release, the April 23 Board Letter and the April 23 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

On April 24, 2013, CFL issued a press release (the “April 24 Press Release”). In the April 24 Press Release, CFL announced that Crest had filed a revised preliminary proxy statement in connection with the Special Meeting. On the same date, Crest filed a Schedule 14A (as Soliciting Material under §240.14a-12) related to the April 24 Press Release. The next day, on April 25, 2013, the Reporting Persons filed an Amendment No. 9 to the Schedule 13D related to the filing of the preliminary proxy statement and the April 24 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

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REASONS TO VOTE “AGAINST” THE CLEARWIRE SPECIAL MEETING PROPOSALS

Crest is soliciting proxies from holders of shares of Clearwire Common Stock in opposition to the Proposed Sprint-Clearwire Merger and specifically “AGAINST” each of the Clearwire Special Meeting Proposals.

Merger Agreement Proposal. Crest opposes the Proposed Sprint-Clearwire Merger because Crest believes that it would be better for Clearwire to remain a stand-alone company and explore alternative transactions. This opinion is based upon the following factors:

•	Crest believes that the merger consideration of $2.97 in cash per share (the “Merger Consideration”) being offered to Clearwire stockholders in the Proposed Sprint-Clearwire Merger significantly undervalues Clearwire and does not compensate fairly the holders of Clearwire Common Stock:

•	The valuations of the financial advisors of the Clearwire Board, Evercore Group, L.L.C. (“Evercore”), and of its Special Committee, Centerview Partners LLC (“Centerview”), suggested that the implied equity value of Clearwire could be significantly higher than the $2.97 offered by Sprint. According to the Clearwire Proxy Statement, Evercore and Centerview prepared, among other things, discounted cash flow analyses for two sets of projections provided by Clearwire’s management. One set of projections, which each of these advisors referred to as the SCC, was based on the assumption that Sprint will continue to be Clearwire’s only primary wholesale customer. The other set of projections, which each of these advisors referred to as the MCC, was based on the assumption that Clearwire will be able to source additional large wholesale customers in addition to Sprint. These analyses resulted in an implied equity value range of approximately $(1.88) to $1.39 per share based on the SCC and $4.14 to $11.30 per share based on the MCC according to Evercore and $(2.23) to $0.76 per share based on the SCC and $3.45 to $15.50 per share based on the MCC according to Centerview. In addition, Evercore and Centerview conducted a selected precedent spectrum transactions analysis, which arrived at an implied equity value of $1.53 to $4.52 per share (according to Evercore) and $1.90 to $4.35 per share (according to Centerview). Other various financial analyses performed by Evercore and Centerview resulted in ranges of an implied equity value of $(0.82) to $2.95 per share (according to Evercore) and $1.70 to $3.30 per share (according to Centerview). For more information regarding the financial analyses performed by Evercore and Centerview, please see “Special Factors—Opinion of Financial Advisor to the Special Committee” and “Special Factors—Opinion of Financial Advisor to the Board of Directors” in the Clearwire Proxy Statement.

•

Crest’s belief that the Merger Consideration is inadequate was confirmed by the Furchtgott-Roth Report, a study commissioned by CFL and prepared by former FCC commissioner Dr. Harold Furchtgott-Roth and the Analysis Group. Based on a review of recent transactions, the study found that impaired spectrum was sold in the range of $0.21 to $0.50 per MHz-POP and unimpaired spectrum was sold for at least $0.55 per MHz-POP. The study defined impaired spectrum as spectrum whose use is substantially limited or would require the completion of an unpredictable regulatory proceeding before being usable. The Furchtgott-Roth Report’s finding on impaired spectrum was based on a review of the following transactions involving Advanced Wireless Services (AWS) spectrum and 700 MHz spectrum: Harbinger-SkyTerra; DISH-DBSD and TerreStar; and AT&T-NextWave. Dr. Furchtgott-Roth considered Clearwire’s spectrum to be unimpaired. The Furchtgott-Roth Report examined the price per MHz-POP imputed by Sprint’s offer of $2.97 per share. According to the Clearwire Proxy Statement, Sprint’s offer of $2.97 per share imputes a spectrum value of $0.21 per MHz-POP to Clearwire’s 2.5 GHz licenses, which it derived by dividing an asserted enterprise value of $10.0 billion by 47 billion MHz-POP. By contrast, Dr. Furchtgott-Roth concluded that Sprint’s offer corresponds to only approximately $0.11 per MHz-POP. This difference is due to the enterprise value for Clearwire calculated by Sprint and Dr. Furchtgott-Roth. Sprint included lease values in calculating Clearwire’s enterprise value, which is not standard practice according to Dr. Furchtgott-Roth. Pursuant to the study, if

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these adjustments are made, Sprint’s offer approximated to an enterprise value for Clearwire of $8.4 billion instead of the $10.0 billion asserted by Sprint. As the Furchtgott-Roth Report further explained, in reaching the asserted $0.21 per MHz-POP for Clearwire, Sprint ascribed all value of Clearwire’s assets to spectrum and disregarded the fact that some of Clearwire’s assets are non-spectrum assets. However, as Dr. Furchtgott-Roth points out, not all of Clearwire’s enterprise value is attributable to its spectrum. The study determined that it would be reasonable to subtract $3.4 billion as the amount representing non-spectrum assets, leaving a residual value for Clearwire’s spectrum of only approximately $5.0 billion. Dividing this $5.0 billion of spectrum value by 47 billion MHz-POP, the Furchtgott-RothReport concluded that Sprint’s offer corresponds to only approximately $0.11 per MHz-POP. Lastly, the study analyzed the discounted cash flow valuations of Centerview and Evercore based on the MCC scenario. Dr. Furchtgott-Roth found it reasonable to assume a perpetuity growth rate of 3.0% or 4.0% and a discount rate of 10.0% or 12.5% and to disregard other perpetuity growth rates and discount rates used by Centerview and Evercore. Using these assumptions, the study calculated a valuation of Clearwire between $9.54 and $15.50 per share. According to Dr. Furchtgott-Roth, these share price values correspond to spectrum prices between $0.31 and $0.50 per MHz-POP. For the full text of the Furchtgott-Roth Report, please see Annex A to this Proxy Statement.

•	A second study commissioned by CFL, the IAE Report, determined that, based on comparable recent transactions and broadband market conditions, an appropriate range for the value of Clearwire’s spectrum would be between $0.40 and $0.70 per MHz-POP. By contrast, according to the Clearwire Proxy Statement, Sprint’s offer of $2.97 per share imputes a spectrum value of only $0.21 per MHz-POP to Clearwire’s 2.5 GHz licenses. The IAE Report arrived at its conclusions by analyzing the precedent spectrum transactions identified in presentations given by Evercore and Centerview to the Clearwire Board and to the Special Committee of Clearwire Board, respectively, as described in the Clearwire Proxy Statement. A second study commissioned by CFL, the IAE Report, determined that, based on comparable recent transactions and broadband market conditions, an appropriate range for the value of Clearwire’s spectrum would be between $0.40 and $0.70 per MHz-POP. By contrast, according to the Clearwire Proxy Statement, Sprint’s offer of $2.97 per share imputes a spectrum value of only $0.21 per MHz-POP to Clearwire’s 2.5 GHz licenses. The IAE Report arrived at its conclusions by analyzing the precedent spectrum transactions identified in presentations given by Evercore and Centerview to the Clearwire Board and to the Special Committee of the Clearwire Board, respectively, as described in the Clearwire Proxy Statement. According to the study, only transactions that involve Advanced Wireless Services (AWS) spectrum are reliable indicators of a fair price for Clearwire’s 2.5 GHz spectrum. The IAE Report explained that AWS spectrum is the proper spectrum band for analyzing comparable transactions because this band is positioned to expand substantially in the U.S. for the deployment of LTE. The study reviewed several recent transactions in the AWS band, including four transactions that Verizon conducted in 2012 with Comcast, Time Warner Cable, Bright House Networks and Cox Communications. Reviewing those AWS spectrum transactions, IAE concludes that the value of AWS spectrum has increased by about two thirds since 2006. By contrast, the IAE Report noted that Centerview and Evercore reviewed spectrum transactions that lack “complete” overlap and thus do not provide an appropriate comparison. In addition to analyzing precedent spectrum transactions to support its value range of between $0.40 and $0.70 per MHz-POP for Clearwire’s 2.5 GHz spectrum, the IAE Report analyzed the upward trend of development within the 2.5 GHz band. According to the IAE Report, this upward trend is influenced by recent and planned regulatory decisions, allocations and assignments of 2.5 GHz spectrum, and commercial and private sector initiatives to develop this spectrum band. For the full text of the IAE Report, please see Annex B to this Proxy Statement.

•

As an alternative to the Proposed Sprint-Clearwire Merger, Clearwire could pursue the sale of excess spectrum. According to its public disclosures, such as the February 2011 investor presentation on Clearwire’s website, Clearwire possesses 160 MHz of spectrum. Clearwire has stated that this is more

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than required for a full build-out of Clearwire’s networks (see Clearwire Q4 2011 Earnings Call Transcript (Feb. 15, 2012)). According to the Clearwire Proxy Statement, Clearwire received several proposals to sell excess spectrum in the past. DISH Network Corporation (“DISH”) presented Clearwire with a proposal that included the purchase of approximately 24% of Clearwire’s total spectrum for $2.2 billion. And the Clearwire Proxy Statement disclosed that Verizon Communications Inc. (“Verizon”) offered to acquire from Clearwire spectrum leases covering 5 billion MHz-POP at a gross price of approximately $1.0 to $1.5 billion. A sale of excess spectrum to DISH, Verizon or another interested party would provide immediate liquidity to Clearwire and would thus enable Clearwire to implement its multi-customer business strategy that is reflected in the MCC analysis presented by Evercore and Centerview to the Clearwire Board and to the Special Committee of the Clearwire Board, respectively.

Other Clearwire Special Meeting Proposals. Crest believes that the other Clearwire Special Meeting Proposals are a group of related proposals whose purpose is to facilitate, or which are conditioned upon the completion of, the Proposed Sprint-Clearwire Merger, which Crest opposes in its present form. In particular:

Charter Amendment Proposal and NASDAQ Authorization Proposal. Pursuant to the Clearwire Proxy Statement, Clearwire requests approval of the Charter Amendment Proposal and the NASDAQ Approval Proposal in order to request the full amount of available financing provided by Sprint pursuant to the Sprint Note Purchase Agreement. Crest believes that the purpose of the Sprint Note Purchase Agreement is to facilitate the Proposed Sprint-Clearwire Merger. Although Crest continues to be in favor of Clearwire raising additional equity financing, any issuance of equity should benefit all stockholders of Clearwire – and not only Sprint, who is the primary beneficiary of the Sprint Notes.

Golden Parachute Proposal. While the Golden Parachute Proposal is non-binding and advisory, and need not be approved for the Proposed Sprint-Clearwire Merger to be completed, Crest believes that the purpose of the proposal is to demonstrate stockholder support for compensation that would be paid to Clearwire management in connection with the Proposed Sprint-Clearwire Merger. Therefore, this proposal should not be approved if stockholders oppose the Proposed Sprint-Clearwire Merger.

Adjournment Proposal. Crest opposes the Adjournment Proposal because Crest believes that Clearwire should not have additional time to solicit proxies to vote for the other Clearwire Special Meeting Proposals if it is unable to obtain the necessary votes by the date of the Special Meeting, which will be scheduled by Clearwire.

Given the reasons described above, Crest believes that Clearwire stockholders would be better off if each of the Clearwire Special Meeting Proposals were voted down. In our opinion, Clearwire’s corporate governance must improve. A vote “AGAINST” each of the Clearwire Special Meeting Proposals would send a firm message to the Clearwire Board and Sprint that Clearwire must pursue a business strategy that creates value for all Clearwire stockholders – not just Sprint.

Use your GOLD proxy card to vote “AGAINST” the Proposed Sprint-Clearwire Merger by voting “AGAINST” each of the Clearwire Special Meeting Proposals.

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CERTAIN INFORMATION REGARDING THE PROPOSED SPRINT-CLEARWIRE MERGER

At the Special Meeting, Clearwire stockholders of record at the close of business on the Record Date will be voting on, among other things, whether to adopt the Merger Agreement. According to the Clearwire Proxy Statement, in the Proposed Sprint-Clearwire Merger, each issued and outstanding share of Class A Common Stock (other than these shares held by Sprint, SoftBank, any of their respective affiliates and any stockholders who properly exercise their appraisal rights under Delaware Law) will be converted into the right to receive the Merger Consideration.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, as well as any amendment thereto, a copy of which is included as Annex A to the Clearwire Proxy Statement. The Proposed Sprint-Clearwire Merger and each of the Clearwire Special Meeting Proposals are described in further detail in the Clearwire Proxy Statement which is available at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION OF PROXIES

CFL and CIC are participants in this solicitation of proxies for the Special Meeting. Certain other individuals identified in Annex C to this Proxy Statement may also be deemed to be participants in such solicitation. Information concerning CFL and CIC and other persons who may be deemed to be participants in this solicitation of proxies for the Special Meeting is set forth in Annex C to this Proxy Statement and is incorporated into this Proxy Statement by reference.

OTHER PROPOSALS

Other than as set forth above, Crest is not currently aware of any other proposals to be brought before the Special Meeting. Should other proposals be brought before the Special Meeting, the persons named on the GOLD proxy card will vote on such proposals in their discretion (provided, however, that such persons named on the GOLD proxy card will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the Special Meeting).

VOTING PROCEDURES

To vote “AGAINST” each of the Clearwire Special Meeting Proposals, please sign and date the enclosed GOLD proxy card and return it to D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held on May 21, 2013, at 10:30 a.m., Pacific Daylight Time at Highland Center, 14224 Bel-Red Road, Bellevue, WA 98007.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement, which we refer to as the Merger Agreement Proposal;

•

to amend Clearwire’s Certificate of Incorporation to (a) increase Clearwire’s authorized shares of Class A Common Stock by 1,019,162,522 shares, which we refer to as the Class A Common Stock Charter Amendment Proposal and (b) increase Clearwire’s authorized shares of Class B Common Stock by 1,019,162,522 shares, which we refer to as the Class B Common Stock Charter Amendment

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Proposal and collectively with the Class A Common Stock Charter Amendment Proposal as the Charter Amendment Proposal. The approval of both the Class A Common Stock Charter Amendment Proposal and the Class B Common Stock Charter Amendment Proposal is required to approve the adoption of the Charter Amendment Proposal. Each of the proposals comprising the Charter Amendment Proposal is cross-conditioned upon the approval by the required number of holders of the outstanding shares of Clearwire Common Stock of the other proposal comprising the Charter Amendment Proposal. Neither the Class A Common Stock Charter Amendment Proposal nor the Class B Common Stock Charter Amendment Proposal will be deemed approved unless both of them are approved;

•

to authorize the issuance of (a) Class A Common Stock, which we refer to as the Class A Common Stock NASDAQ Authorization Proposal, and (b) Class B Common Stock, which we refer to as the Class B Common Stock NASDAQ Authorization Proposal, that may be issued upon (i) exchange of the Sprint Notes or (ii) with respect to the Class A Common Stock, upon exchange of the Class B Common Stock (and the corresponding Class B Units), issued upon exchange of the Sprint Notes in accordance with Rule 5635(d) of the NASDAQ Listing Rules, which we refer to collectively as the NASDAQ Authorization Proposal. The approval of both the Class A Common Stock NASDAQ Authorization Proposal and the Class B Common Stock NASDAQ Authorization Proposal is required to approve the adoption of the NASDAQ Authorization Proposal. Each of the proposals comprising the NASDAQ Authorization Proposal is cross-conditioned upon the approval by the required number of holders of the outstanding shares of Clearwire Common Stock of the other proposal comprising the NASDAQ Authorization Proposal. Neither the Class A Common Stock NASDAQ Authorization Proposal nor the Class B Common Stock NASDAQ Authorization Proposal will be deemed approved unless both of them are approved;

•

to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Charter Amendment Proposal or the NASDAQ Authorization Proposal, which we refer to as the Adjournment Proposal; and

•	to approve, by non-binding, advisory vote, certain compensation arrangements for Clearwire’s named executive officers in connection with the merger, which we refer to as the Golden Parachute Proposal.

Q.	What vote is required for Clearwire’s stockholders to approve the Merger Agreement Proposal?

A.	Pursuant to the terms of the Merger Agreement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least 75% of the outstanding shares of Clearwire Common Stock entitled to vote thereon, voting as a single class, and the holders of at least a majority of the outstanding shares of Clearwire Common Stock not held by Sprint, SoftBank or any of their respective affiliates, voting as a single class.

Because this vote is based upon the total number of outstanding shares of Clearwire Common Stock, failing to submit a proxy or to vote in person at the Special Meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your shares will each have the same effect as a vote cast against the Merger Agreement Proposal.

Even if you vote FOR the Merger Agreement Proposal, there is no certainty that the Proposed Sprint-Clearwire Merger will be consummated because its consummation depends upon satisfaction of certain conditions precedent, including (unless waived by Sprint) that the Proposed SoftBank-Sprint Transaction becomes effective or, if Sprint has terminated the Proposed Softbank-Sprint Transaction in favor of an alternative transaction, that such alternative transaction has occurred.

Approval of the Merger Agreement Proposal is independent of approval of the Charter Amendment Proposal, and each of these approvals is also independent of approval of the NASDAQ Authorization Proposal.

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Q.	What vote is required for Clearwire’s stockholders to approve the Charter Amendment Proposal?

A.	Pursuant to the terms of the Merger Agreement and the Sprint Note Purchase Agreement, the approval of the Charter Amendment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clearwire Common Stock entitled to vote thereon, voting as a single class, and the holders of at least a majority of the outstanding shares of Clearwire Common Stock not held by Sprint, SoftBank or any of their respective affiliates, voting as a single class.

Because this vote is based upon the total number of outstanding shares of Clearwire Common Stock, failing to submit a proxy or to vote in person at the Special Meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your shares will each have the same effect as a vote cast against the Charter Amendment Proposal. The approval of both the Class A Common Stock Charter Amendment Proposal and the Class B Common Stock Charter Amendment Proposal is required to approve the adoption of the Charter Amendment Proposal. Each of the proposals comprising the Charter Amendment Proposal is cross-conditioned upon the approval by the required number of holders of the outstanding shares of Clearwire Common Stock of the other proposal comprising the Charter Amendment Proposal. Neither the Class A Common Stock Charter Amendment Proposal nor the Class B Common Stock Charter Amendment Proposal will be deemed approved unless both of them are approved.

Approval of the Charter Amendment Proposal is independent of approval of the Merger Agreement Proposal, and each of these approvals is also independent of approval of the NASDAQ Authorization Proposal.

Q.	What vote is required for Clearwire’s stockholders to approve the NASDAQ Authorization Proposal?

A.	Pursuant to the terms of the Merger Agreement and the Sprint Note Purchase Agreement, the approval of the NASDAQ Authorization Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clearwire Common Stock entitled to vote thereon, voting as a single class, and the holders of at least a majority of the outstanding shares of Clearwire Common Stock not held by Sprint, SoftBank or any of their respective affiliates, voting as a single class.

Because this vote is based upon the total number of outstanding shares of Clearwire Common Stock, failing to submit a proxy or to vote in person at the Special Meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your shares will each have the same effect as a vote cast against the NASDAQ Authorization Proposal. The approval of both the Class A Common Stock NASDAQ Authorization Proposal and the Class B Common Stock NASDAQ Authorization Proposal is required to approve the adoption of the NASDAQ Authorization Proposal. Each of the proposals comprising the NASDAQ Authorization Proposal is cross-conditioned upon the approval by the required number of holders of the outstanding shares of Clearwire Common Stock of the other proposal comprising the NASDAQ Authorization Proposal. Neither the Class A Common Stock NASDAQ Authorization Proposal nor the Class B Common Stock NASDAQ Authorization Proposal will be deemed approved unless both of them are approved.

Approval of the NASDAQ Authorization Proposal is independent of approval of the Merger Agreement Proposal, and each of these approvals is also independent of approval of the Charter Amendment Proposal.

Q.	What vote is required for Clearwire’s stockholders to approve the Adjournment Proposal?

A.	Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Clearwire Common Stock present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

Because this vote is based upon the total number of outstanding shares of Clearwire Common Stock present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present, failing to vote will not have any effect on the Adjournment Proposal. Abstaining from the vote, however, will have the same effect as a vote cast against the Adjournment Proposal.

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Q.	What vote is required for Clearwire’s stockholders to approve the Golden Parachute Proposal?

A.	Approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the shares of Clearwire Common Stock present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

Because this vote is based upon the total number of outstanding shares of Clearwire Common Stock present in person or represented by proxy and entitled to vote thereon at the Special Meeting failing to vote will not have any effect on the Golden Parachute Proposal. Abstaining from the vote, however, will have the same effect as a vote cast against the proposal.

Q.	Who can vote at the Special Meeting?

A.	Stockholders of record as of the close of business on April 2, 2013, the Record Date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each record holder of shares of Clearwire Common Stock as of the Record Date is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Clearwire Common Stock that such holder owns as of the Record Date.

Q.	What is a quorum?

A.	A majority of the shares of Clearwire Common Stock outstanding at the close of business on the Record Date and entitled to vote, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Abstentions and broker non-votes, if any, are counted as present for the purpose of establishing a quorum.

Q.	How do I vote?

A.	If you are a stockholder of record as of the Record Date, you may vote your shares on matters presented at the Special Meeting in any of the following ways:

•	in person—you may attend the Special Meeting and cast your vote there; or

•	by proxy—by signing, dating and returning the enclosed GOLD proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Clearwire Common Stock as of the Record Date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee. The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Clearwire Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner”?

A.	If your shares of Clearwire Common Stock are registered directly in your name with Clearwire’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Clearwire Common Stock, the “stockholder of record.” In that case, this proxy statement, and your proxy card, have been sent directly to you by Crest.

If your shares of Clearwire Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Clearwire Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares of Clearwire Common Stock, the stockholder of record. As the

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beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of Clearwire Common Stock by following their instructions for voting.

Q.	If my shares of Clearwire Common Stock are held in street name by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Clearwire Common Stock for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Clearwire Common Stock if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Clearwire Common Stock. If you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares of Clearwire Common Stock, your shares of Clearwire Common Stock will not be voted and it will have the same effect as a vote cast against the Merger Agreement Proposal, the Charter Amendment Proposal and the NASDAQ Authorization Proposal and will not have any effect on the Adjournment Proposal or the Golden Parachute Proposal.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person to vote your shares of Clearwire Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card.

Q.	If a stockholder gives a proxy, how are the shares of Clearwire Common Stock voted?

A.	Regardless of the method you choose to submit a proxy, the individuals named on the enclosed GOLD proxy card will vote your shares of Clearwire Common Stock in the way that you indicate. When completing the enclosed GOLD proxy card, you may specify whether your shares of Clearwire Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign the enclosed GOLD proxy card but do not mark the boxes indicating how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “AGAINST” the Merger Agreement Proposal, “AGAINST” the Charter Amendment Proposal, “AGAINST” the NASDAQ Authorization Proposal, “AGAINST” the Adjournment Proposal and “AGAINST” the Golden Parachute Proposal.

Q.	What should I do if I receive a WHITE proxy card from Clearwire?

A.	If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return any WHITE proxy card or follow any voting instructions provided by Clearwire unless you intend to change your vote, because only your latest-dated proxy will be counted. If you have already sent a WHITE proxy card to Clearwire and voted in favor of the Clearwire Special Meeting Proposals, you may revoke it and vote against the Clearwire Special Meeting Proposals simply by signing, dating and returning the enclosed GOLD proxy card.

Q.	Can I change or revoke my vote?

A.	Yes. You have the right to revoke a proxy at any time before it is exercised by

(1) submitting another proxy at a later date through any of the methods available to you, including by signing, dating and returning the enclosed GOLD proxy card, or

(2) delivering a written revocation to (a) D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, or (b) the Corporate Secretary of Clearwire, which must be filed with the Corporate Secretary of Clearwire by the time the Special Meeting begins, or

11

(3) attending the Special Meeting and voting in person.

If your shares of Clearwire Common Stock are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

Q.	What happens if I do not vote or submit a proxy card, or do not instruct my bank, broker or other nominee as to how to vote, or abstain from voting?

A.	If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will have the same effect as a vote cast against the Merger Agreement Proposal, the Charter Amendment Proposal and the NASDAQ Authorization Proposal.

If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will not have any effect on the Adjournment Proposal or the Golden Parachute Proposal.

If you abstain from voting it will have the same effect as a vote cast against all the proposals.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of Clearwire Common Stock in street name, or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Clearwire Common Stock are voted.

Q.	What happens if I sell my shares of Clearwire’s Common Stock before the Special Meeting?

A.	The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Proposed Sprint-Clearwire Merger. If you transferred your shares of Clearwire Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Clearwire Common Stock after the Record Date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares. Unless special arrangements are made, the person to whom you transfer your shares of Clearwire Common Stock after the Record Date will not have a right to vote those shares at the Special Meeting.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	Crest has engaged DF King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Special Meeting. Crest has agreed to pay DF King a fee not to exceed $150,000. Crest has also agreed to reimburse DF King for all documented expenses and to indemnify DF King against certain losses, claims, damages, liabilities and out-of-pocket expenses. For more information regarding Crest’s arrangement with DF King, please see “Solicitation of Proxies.” Crest also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Clearwire Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Clearwire Common Stock and in obtaining voting instructions from those owners. The officers and employees of Crest may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies. The entire expense of soliciting proxies for the Special Meeting by or on behalf of Crest is being borne by Crest. Crest will not seek reimbursement of the cost of the solicitation from Clearwire

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Q.	What do I need to do now?

A.	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your GOLD proxy card promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of Clearwire Common Stock in your own name as the stockholder of record, please submit your proxy for your shares of Clearwire Common Stock by completing, signing, dating and returning the enclosed GOLD proxy card in the accompanying prepaid reply envelope. If you decide to attend the Special Meeting and vote in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Clearwire Common Stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Am I entitled to exercise appraisal rights under the Delaware General Corporation Law (the “DGCL”) instead of receiving the Merger Consideration for my shares of Class A Common Stock?

A.	Yes. As a holder of Class A Common Stock, you are entitled to appraisal rights under the DGCL with respect to any or all of your shares of Class A Common Stock in connection with the Proposed Sprint-Clearwire Merger if you take certain actions and meet certain conditions. See “Appraisal Rights.”

Q.	Who can help answer my other questions?

A.	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Clearwire Common Stock, or need additional copies of the proxy statement or the enclosed GOLD proxy card, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-949-2583

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APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement and the Proposed Sprint-Clearwire Merger is consummated, you have the right to seek appraisal of your shares of Class A Common Stock and to receive payment in cash for the fair value of your Class A Common Stock. To exercise your appraisal rights, you must submit a written demand for appraisal to Clearwire before a vote is taken on the Merger Agreement, you must not submit a proxy voting FOR the Merger Agreement Proposal, or otherwise vote FOR the Merger Agreement Proposal, you must hold your shares continuously through the effective time of the Proposed Sprint-Clearwire Merger, and you must otherwise comply with Section 262 of the DGCL.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, facsimile, telegraph, the internet, e-mail, newspapers and other publications of general distribution and in person. Officers and certain employees of members of Crest may assist in the solicitation of proxies without any additional remuneration.

Crest has retained DF King for solicitation and advisory services in connection with solicitations relating to the Special Meeting. Crest has agreed to pay DF King a fee not to exceed $150,000. Crest has also agreed to reimburse DF King for all documented expenses and to indemnify DF King against certain losses, claims, damages, liabilities and out-of-pocket expenses. DF King will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that approximately 50 people will be employed by DF King in connection with the solicitation of proxies for the Special Meeting.

Crest may reimburse banks, brokers, custodians or other record holders for their reasonable out-of-pocket expenses incurred in connection with forwarding, at Crest’s request, all materials related to this solicitation of proxies to the beneficial owners of shares of Clearwire Common Stock they hold of record.

The entire expense of soliciting proxies for the Special Meeting by or on behalf of Crest is being borne by Crest. Crest will not seek reimbursement of the cost of the solicitation from Clearwire

If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a GOLD proxy card, please contact DF King at the address or phone number specified above.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement, and the documents referred to or incorporated by reference into this Proxy Statement, are “forward-looking statements” including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. Important factors that could cause actual results to differ materially from the expectations set forth in this Proxy Statement include, among other things, the factors identified under the section entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Considerations Relating to the Merger; Certain Effects on the Company if the Merger is not Completed” in the Clearwire Proxy Statement. Such forward-looking statements should therefore be construed in light of such factors, and Crest is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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NOTICE OF INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders To Be Held on May 21, 2013

The Proxy Statement, as well as all other proxy materials distributed by Crest, are available free of charge online at www.dfking.com/clwr.

OTHER INFORMATION

The information concerning Clearwire and the Proposed Sprint-Clearwire Merger contained herein has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Crest has no knowledge that would indicate that statements relating to Clearwire or the Proposed Sprint-Clearwire Merger contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the full books and records of Clearwire, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.

Pursuant to Rule 14a-5 promulgated under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), reference is made to the Clearwire Proxy Statement for information concerning the Merger Agreement and related documents (including the Sprint Note Purchase Agreement), the Proposed Sprint-Clearwire Merger, financial information regarding Clearwire, the Clearwire Special Meeting Proposals, shares of Clearwire Common Stock, the beneficial ownership of shares of Clearwire Common Stock by the principal holders thereof, appraisal rights of holders of Clearwire Common Stock, other information concerning Clearwire’s management and certain other matters regarding Clearwire and the Special Meeting. Crest assumes no responsibility for the accuracy or completeness of any such information.

INFORMATION REGARDING CLEARWIRE

The principal executive offices of Clearwire are located at 1475 120th Avenue Northeast, Bellevue, Washington, 98005. You can find additional business and financial information about Clearwire in reports and documents previously filed with the SEC. Such information is available to you without charge at the SEC’s website at http://www.sec.gov. In addition, according to Clearwire, you may also obtain these reports and documents, without charge, on Clearwire’ website at www.clearwire.com under the “Investors Relations” page.

FUTURE STOCKHOLDER PROPOSALS

According to the Clearwire Proxy Statement, the 2013 annual meeting of stockholders of Clearwire has been indefinitely postponed. However, if the Proposed Sprint-Clearwire Merger is not completed, or if Clearwire is otherwise required to do so under applicable law, Clearwire will hold a 2013 annual meeting of stockholders.

The following description of the requirements for submitting stockholder proposals for the 2013 annual meeting of stockholders has been taken from the Clearwire Proxy Statement:

Stockholder proposals for the 2013 annual meeting must be received at Clearwire’s principal executive offices by April 15, 2013, and must otherwise comply with the SEC’s rules, to be considered for inclusion in Clearwire’s proxy materials relating to Clearwire’s 2013 annual meeting.

If you intend to present a proposal at the 2013 annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address below. The Secretary must receive this notice no earlier than March 18, 2013 and no later than April 15, 2013.

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Notice of a proposal must include, as to each matter, (i) a brief description of the business desired to be brought before the annual meeting, (ii) your name and address, as they appear on Clearwire’s books, (iii) the class and number of shares of Clearwire Common Stock which you own beneficially or of record, (iv) the class and number of shares of Derivative Securities (as defined below) of Clearwire which you own beneficially or of record and (v) any material interest you may have in such business.

Notice of a nomination must include:

(i) as to each person whom you propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of Clearwire Common Stock which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

(ii) (A) your name and address, as they appear on Clearwire’s books, (B) the class or series and number of shares of Clearwire Common Stock which you own beneficially or of record, (C) the class or series and number of options, warrants, puts, calls, convertible securities, stock appreciation rights or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of Clearwire or with a value derived in whole or in part from the value of any class or series of shares or other securities of Clearwire, whether or not such instrument, right, obligation or commitment will be subject to settlement in the underlying class or series of shares or other securities of Clearwire, which we refer to as Derivative Securities, which you own beneficially or of record, (D) a description of all arrangements or understandings between you and each proposed nominee and any other person or persons pursuant to which your nominations are to be made, (E) a representation that you intend to appear in person or by proxy at the meeting to nominate the persons named in your notice, and (F) any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact the Secretary at Clearwire’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Clearwire’s bylaws are also available in the Investor Relations section of Clearwire’s website at www.clearwire.com.

Proponents must submit notices of proposals and nominations in writing to the following address:

Secretary, Clearwire Corporation, 1475 120th Avenue Northeast, Bellevue, Washington 98005

The Secretary will forward the notices of proposals and nominations to the Nominating and Governance Committee for consideration.

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DRIVING DIRECTIONS

Directions to the Highland Center

Address:

The Highland Center, 14224 Bel-Red Road, Bellevue, WA 98007

By Car:

From I-405:

•	Take NE 8th Street east exit.
•	Turn left on 140th Avenue NE.
•	Turn right on NE Bel-Red Road.
•	Turn left on NE 20th Street.
•	The Highland Center will be on your left.

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ANNEX A

AN ASSESSMENT OF THE ECONOMIC AND INDUSTRY REASONABLENESS OF

SPRINT’S OFFER FOR CLEARWIRE

Harold Furchtgott-Roth

Furchtgott-Roth Economic Enterprises

David Sosa and Elizabeth Stone

Analysis Group

March 12, 2013

I. Introduction	3

II. The Multiple Customer Case (“MCC”) scenario, which was developed by Clearwire’s management, appears to be the most profitable business strategy the company could pursue	4

III. Clearwire is uniquely positioned to implement the profitable MCC scenario in the United States, and is likely to be able to do so in light of current market and technology trends	5

A. The MCC Scenario	5

B. Bases for the Profitability of Clearwire’s MCC Scenario	7

1. The Development and Global Adoption of TDD-LTE Supports Clearwire’s MCC Scenario	7

2. The Technological Superiority of TDD-LTE Supports the Clearwire MCC Business Plan	7

3. The Rapidly Expanding TDD-LTE Equipment Market Supports Clearwire’s MCC Scenario	9

4. Demand for Wholesale TDD-LTE Services Is Likely to Increase Substantially	10

5. Clearwire Board’s Abandonment of the MCC Scenario	11

C. Clearwire is Uniquely Positioned to Implement the MCC Scenario	11

1. Clearwire Has Extensive Spectrum Holdings That Are Well Suited for TDD-LTE and Are Valuable Because of It	11

2. No Other Carrier Likely Has Capability to Deploy TDD-LTE	12

D. Clearwire Can Endure Some Delay in TDD-LTE Deployment and Still Be Profitable	12

IV. Spectrum valuations in the United States are rising and are likely to continue to increase, and Sprint’s $2.97 offer for Clearwire reflects an extraordinarily low valuation of Clearwire spectrum given its unique TDD-LTE options	13

A. Spectrum Values in the United States Are Increasing	13

B. Recent Transactions for Impaired Spectrum Have Been in the Range of $0.21 – $0.50 per MHz Pop	14

1. Harbinger—SkyTerra	14

2. DISH—DBSD and TerreStar	15

3. AT&T—WCS	16

C. Recent Transactions for Unimpaired Spectrum Have Been for Amounts Supporting Valuation of at Least $0.55 per MHz Pop	16

1. AWS Transactions	16

2. 700 MHz Spectrum Transactions	17

D. Sprint’s Offer of $2.97 per Share of Clearwire Corresponds to A Valuation of Clearwire Spectrum of About $0.11 per MHz Pop, Substantially Below the Current Market Price	18

1. Clearwire Has Many Assets Other Than Spectrum	18

2. Sprint Adds Lease Values to Calculate the Enterprise Value of Clearwire	19

3. The Value of Spectrum Corresponding to Sprint’s $2.97 Share Offer is Approximately $0.11 per MHz Pop, Substantially Below $0.21 per MHz Pop	19

4. Since 2010, Clearwire Has Presented to the Public Valuations of Its Spectrum Comparable to as Much as $1.25 per MHz Pop or as Much as $55 Billion Overall	20

E. Under Reasonable Assumptions of the MCC scenario, the Evercore and Centerview Valuations between $9.54 and $15.50 per Share Correspond to Spectrum Prices between $0.31 and $0.50 per MHz Pop	21

V. Sprint’s $2.97 offer for Clearwire does not compensate Clearwire’s shareholders for the value attributable to the MCC scenario or for the value of Clearwire’s spectrum holdings	23

VI. Conclusion	24

ANALYSIS GROUP 2

I.	Introduction

Before the Clearwire board accepted the $2.97 share offer from Sprint on December 17, 2012, the Special Committee of the Clearwire board commissioned financial analyses of several options for Clearwire’s long-term prospects including two scenarios that Clearwire’s management had developed for evaluating Clearwire’s development strategies for the next decade. Clearwire recently released at least some of these analyses prepared by the firms Centerview and Evercore.1 The two scenarios, presented in more detail in Appendix A, are as follows:

•

In the first scenario or business plan, Clearwire has a single customer case (“SCC”), almost certainly Sprint. In this scenario, Clearwire would be a pure wholesaler of services with a single buyer, and the profit opportunity would be limited. In this scenario, Clearwire becomes cash flow positive in 2018. Centerview and Evercore find little opportunity for financial success in this scenario.

•

The second scenario is the multiple customer case (“MCC”), under which Clearwire has multiple wholesale customers. Those customers would likely include other large carriers, in addition to Sprint. In the MCC scenario, AT&T, Verizon, T-Mobile, and every other wireless carrier in America would be a potential customer for Clearwire’s new advanced Time Division Duplex Long-Term Evolution (“TDD-LTE”) services. In this scenario, Clearwire becomes cash flow positive in 2016, two years earlier than in the SCC scenario. The MCC scenario offers substantial financial possibilities for Clearwire, with Evercore projecting equity values as high as $11.31 per share on a DCF basis.[2] Centerview finds equity values at least as high as $15.50 per share on a DCF basis.[3]

We have been asked by Crest Financial to review these scenarios and the long-term valuations that are associated with them, with a focus on whether they are reasonable in light of economic and industry realities. Our findings, in brief, are as follows:

•	The MCC scenario, which was developed by Clearwire management, appears to be the most profitable business strategy the company could pursue.

•	Clearwire is uniquely positioned to implement the profitable MCC scenario in the United States, and is likely to be able to do so based on current market and technology trends.

•

Spectrum valuations in the United States are rising and are likely to continue to increase, and Sprint’s $2.97 offer for Clearwire reflects an extraordinarily low valuation of Clearwire spectrum, given its unique TDD-LTE opportunities. Based on a review of recent transactions, we find that impaired spectrum has sold in the range of $0.21 to $0.50 per Mhz pop and unimpaired spectrum has sold for at least $0.55 per Mhz pop. Furthermore, Sprint’s offer corresponds to a spectrum price of approximately $0.11 per MHz pop, not the $0.21 per MHz pop asserted by Sprint.

[1]

Centerview Partners made at least three presentations to the Special Committee of the Clearwire Board of Directors, on December 3, 2012, December 12, 2012, and December 16, 2012. Evercore Partners made at least two presentations to the Special Committee of the Clearwire Board of Directors, on December 12, 2012 and December 16, 2012.

[2]	Evercore Partners, “Board of Directors Presentation December 12, 2012,” (hereinafter “Evercore 12/12/12 Board Presentation”) December 12, 2012, p. 15.
[3]

Centerview Partners, “Project Canine Confidential Discussion Materials for the Special Committee of the Board of Directors of Collie,” (hereinafter “Centerview Canine 12/16/12 Report”) December 16, 2012, p. 6. The $15.50 valuation does not include a sale of spectrum. Centerview examines such a sale of more than 11 billion MHz pops of spectrum to DISH at a price of approximately $0.22 per MHz pop and obtains an additional $1.40 per share in equity value. See Centerview Partners, “Project Canine Confidential Discussion Materials for the Special Committee of the Board of Directors of Collie,” (hereinafter “Centerview Canine 12/12/12 Report”) December 12, 2012, p. 11. For this report, we do not consider such a sale of spectrum, but the Centerview analysis clearly indicates that a spectrum sale could be consistent with the MCC scenario and could generate additional cash for Clearwire.

ANALYSIS GROUP 3

•

Sprint’s $2.97 offer for Clearwire does not compensate Clearwire’s shareholders for the value attributable to the MCC scenario or for the value of Clearwire’s spectrum holdings. Under reasonable assumptions, Centerview’s and Evercore’s long-term valuations of Clearwire with this business plan are between $9.54 and $15.50 per share. These share price values correspond to spectrum prices between $0.31 and $0.50 per MHz pop.

We review each of these findings in turn.

II.	The MCC scenario, which was developed by Clearwire’s management, appears to be the most profitable business strategy the company could pursue

Centerview was “engaged by the Special Committee of the Board of Directors of Comet [Clearwire] to advise it on matters related to a potential sale or other strategic transaction.”4 In addition to the SCC and MCC scenarios, Centerview reviewed at least three other strategies: a sale of Clearwire to Sprint, a sale of spectrum to DISH, and a Chapter 11 restructuring.5 Although the MCC option is mentioned at least once in each Centerview presentation, it is not the primary focus of the Centerview analyses. While Centerview consistently finds that the MCC scenario has the highest value for shareholders of all options considered,6 Centerview expresses skepticism about the MCC scenario by noting three obstacles:

•	Clearwire has insufficient resources to fund the MCC scenario, with a $2bn+ funding gap through [the point in time when the company would become] free-cash-flow-positive.

•	The MCC scenario assumes significant new wholesale volume, which to date Clearwire has been unable to secure.

•	Without additional wholesale customers, the funding gap grows to almost $4bn [which is to say it becomes the SCC scenario].[7]

At least in the presentation made available for public review, Centerview does not examine any of these obstacles or challenges in detail. There is no discussion of why a project that would increase Clearwire’s market capitalization by substantial sums could not be financed. There is no discussion of the possibility that new technologies or evolving market demand conditions would alter the attractiveness of a Clearwire wholesale offering. In fact, it is reasonable to anticipate such favorable changes in wholesale markets; these prospects are examined below.

Evercore had a narrower assignment—to determine whether a cash transaction by Sprint to acquire Clearwire “is fair, from a financial point of view, to all non-Sprint shareholders of the Clearwire Class A common stock.”8 In its assignment, Evercore “reviewed certain non-public projected financial data related to the Company prepared and furnished to [it] by management of the Company (the ‘management projections’ [SCC and MCC]).” 9 Evercore appears to accept the management projections, including the MCC projections:

We have assumed that the management projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the business assumptions reflected therein.10

[4]	Centerview Partners, “Project Galaxy Confidential Discussion Materials for the Special Committee of the Board of Directors of Comet”, (hereinafter “Centerview Comet Report”) December 3, 2012, p. 4.
[5]	Id., p. 6.
[6]	Centerview Canine 12/12/12 Report, December 12, 2012, p. 14; and Centerview Canine 12/16/12 Report, p. 6.
[7]	Centerview Comet Report, p. 5; See also Centerview Canine 12/12/12 Report, p. 20; Centerview Canine 12/16/12 Report, p. 12.
[8]	Evercore 12/12/12 Board Presentation, p. 1.
[9]	Id., p. 5.
[10]	Id., p. 6.

ANALYSIS GROUP 4

Evercore provides less commentary than Centerview on the SCC and MCC scenarios, but does estimate the equity value of the scenarios, and finds the MCC scenario has superior equity value to the other options it considers, including the Sprint acquisition.11 No explanation is provided for why the scenario that leads to a much higher equity value than the Sprint offer is not highlighted in the report. This is a particularly glaring omission given that the purpose of the report is to evaluate whether the Sprint offer “is fair, from a financial point of view, to all non-Sprint shareholders of the Clearwire Class A common stock.”12

III.	Clearwire is uniquely positioned to implement the profitable MCC scenario in the United States, and is likely to be able to do so in light of current market and technology trends

A.	The MCC Scenario

Evercore projects that Clearwire would have an equity value, on a discounted cash flow basis, of between $4.14 and $11.31 per share if it pursues and successfully implements the MCC strategy. The valuation range depends on the perpetuity growth rate and the discount rate.13 Evercore examines perpetuity growth rates between 2 percent and 4 percent, and it considers discount rates between 12.5 percent and 17.5 percent.14

Centerview projects an equity value of between $3.45 and $15.50 per share if Clearwire pursues and successfully implements the MCC scenario, depending on the perpetuity growth rate and the weighted average cost of capital (“WACC”).15 Centerview also considers a scenario in which Clearwire combines the MCC scenario with a sale of more than 11 billion MHz pops of spectrum to DISH; this combined option yields an additional $1.40 per share bringing the range to $4.85 to $16.90.16 For purposes of this report, we do not consider the proposed sale of spectrum to DISH, but the option of future spectrum sales means that the calculated equity values for Clearwire in the MCC scenario should be viewed as lower bounds since higher values could be obtained with spectrum sales. Centerview examines scenarios with WACC between 10 percent and 17.5 percent, and perpetuity growth rates between 1 percent and 3 percent.17

The range of perpetuity growth rates considered by Evercore and Centerview are likely too low. As shown in Appendix B, a review of investment analyst estimates of perpetuity growth rates for Clearwire reveals values of between 3 percent and 7 percent with an average of 4.2 percent. These perpetuity growth rates are almost certainly based on an SCC scenario, not an MCC scenario. The latter would likely lead to even higher growth rates. We believe that it is reasonable to consider perpetuity growth rates of no less than 3 percent.

Furthermore, the range of discount rates and WACC examined by both Evercore and Centerview are likely too high for at least two reasons:

•	Centerview presents an “Illustrative WACC Analysis” and estimates that in December 2012, the WACC for Clearwire is 8.9 percent at yield-to-worst and is 9.6 percent at par.[18]

•

As shown in Appendix B, investment analysts estimate a WACC range for Clearwire of between 10.5 percent and 14.6 percent, with an average of 12.7 percent. These WACC estimates are likely based on Clearwire’s SCC scenario, and might be lower if the MCC scenario were envisioned instead.

Given the WACC range for Clearwire estimated by the investment analyst community including Centerview, we believe that it is reasonable to consider only WACC and discount rates below 15 percent.

[11]	Id., p. 9.
[12]	Id., p. 1.
[13]	Id., p. 15.
[14]	Id., p. 15.
[15]	Centerview Canine 12/16/12 Report, p. 6.
[16]	Id., p. 6.
[17]	Id., p. 14.
[18]	Id., p. 15.

ANALYSIS GROUP 5

With the perpetuity growth rates and WACC values described above, the Evercore equity share prices for the MCC scenario range between $10.15 and $11.31 per share.19 The Centerview equity share prices for the MCC scenario range between $9.54 and $15.50 per share.20 Both financial advisors project that the SCC scenario will be considerably less profitable than the MCC scenario. Evercore assesses the SCC scenario as leading to a Clearwire share price with negative values between -$1.88 and -$0.01.21 Centerview is equally negative in its assessment, with Clearwire share prices dropping in value to between -$2.33 at the low end and $0.76 at the high end.22

A key driver of the profitability of the SCC and MCC scenarios are the underlying capital expenditure projections. Table 1 displays Evercore’s and Centerview’s projected capital expenditure patterns for the MCC and SCC scenarios as well as recent capital expenditure projections from Morgan Stanley and JP Morgan.23 While substantially higher than the projections for the SCC scenario, the projected capital expenditures for the MCC scenario are in line with the network build-out costs presented by Clearwire management for the period from 2013 through 2014.24 If the actual capital expenditure pattern required to support the MCC scenario is in fact closer to either the SCC scenario or the analyst report projections, the MCC strategy would be even more profitable.

Table 1: Projected Capital Expenditures for Clearwire25

($ millions)

	2011 (Actual)	2012	2013	2014	2015	2016	2017	2018	2019	2020	2013- 2020
MCC Scenario	$220	$157	$327	$294	$235	$390	$510	$614	$714	$745	$3,829
SCC Scenario	220	$157	$293	$317	$154	$171	$238	$243	$279	$298	$1,993
Morgan Stanley	226	$141	$580	$300	$200	$200	$175	$175
JP Morgan	$228	$183	$389	$416	$392	$273	$343	$426	$522	$633	$3,394
JP Morgan	$228	$126	$390	$492	$435	$265	$321	$387	$463	$551	$3,304

The valuations of the MCC business scenario, even at the low end, are well above both the current market valuation of Clearwire and the Sprint offer of $2.97 per share. The high end of the MCC valuations are dramatically above the Sprint offer. It is surprising that Centerview and Evercore do not give the MCC valuations greater consideration. As will be explained in Section V below, Sprint’s offer price does not adequately compensate Clearwire’s shareholders, given the profitability of the MCC scenario and the value of Clearwire’s spectrum holdings.

[19]	Evercore 12/12/12 Board Presentation, p. 13.
[20]	Centerview Canine 12/16/12 Report, p. 14.
[21]	Evercore 12/12/12 Board Presentation, p. 15.
[22]	Centerview Canine 12/16/12 Report, p. 14.
[23]

Clearwire management provided Evercore and Centerview with the SCC and MCC capital expenditure projections. Clearwire Proxy Statement, available at http://www.sec.gov/Archives/edgar/data/1442505/000119312513033200/d474948dprem14a.htm#toc, pp. 54-55.

[24]

“[T]he cost of the LTE build…of up to 8000 sites remains at approximately $600 million,” equivalent to $75K per site. “Clearwire Corporation’s CEO Discusses Q4 2012 Results—Earnings Call Transcript”, March 4, 2013; “As of December 31, 2012 we have more than 1,000 LTE sites on air on our network. We expect to have 2,000 LTE sites on air by the end of June 2013 and anticipate expanding our LTE network to 5,000 sites by the end of the year.” “Currently, we plan to operate LTE on approximately 8,000 sites by the end of 2014.” Clearwire, Form 10-K for calendar year ending December 31, 2012, (hereinafter “Clearwire 2012 10-K”) filed February 14, 2013, pp. 9 and 58. These projections equate to network build-out costs of $300 million in 2013 and $225 million in 2014.

[25]

Evercore 12/12/12 Board Presentation, p. 9; Centerview Canine 12/16/12 Report, p. 13; Morgan Stanley, “Clearwire Corporation 4Q12 Preview: Strategic and LTE Update in Focus”, February 11, 2013, Ex 8; JP Morgan, “Clearwire”, February 13, 2013, Table 3; JP Morgan, “Clearwire”, October 25, 2012, Figure 1.

ANALYSIS GROUP 6

Both Evercore and Centerview assess Clearwire through other valuation methods, but neither addresses, much less explains, the new TDD-LTE technology that Clearwire is embracing. That omission is unfortunate because the new technology is important to understanding both the unique opportunities before Clearwire and the centrality of the new technology to the MCC business model. The MCC business plan based on TDD-LTE technology is not a pipe dream; it is based on current technological and market realities.

B.	Bases for the Profitability of Clearwire’s MCC Scenario

The success of Clearwire’s MCC business strategy is contingent on several factors:

•	the development of TDD-LTE technology and its adoption by U.S. and global carriers;

•	industry and public acceptance of the technological superiority of either TDD-LTE on its own or as part of hybrid systems combining TDD-LTE and FDD-LTE;

•	the existence of an equipment market to support TDD-LTE, including network and consumer electronic equipment;

•	other carriers’ demand for Clearwire’s TDD-LTE services; and

•	sufficient funding.

The first four points are already likely outcomes of current market and technology trends. All that remains to be addressed is the financing of the MCC strategy. We discuss each of these points below as well as the Clearwire board’s apparent abandonment of the MCC scenario.

1.	The Development and Global Adoption of TDD-LTE Supports Clearwire’s MCC Scenario

The Clearwire MCC business case depends on the availability of TDD-LTE network technology. That technology is already becoming widely available in the global market. ABI Research estimates that TDD-LTE networks could reach as many as 4.4 billion people worldwide by 2014.26 According to the Global TD-LTE Initiative (“GTI”), more than 45 percent of the world’s population will be covered by TDD-LTE services in Bands 7, 38, 40, and 41 alone (between 2.3 GHz and 2.7 GHz).27,28 This is the same portion of the spectrum in which Clearwire’s spectrum is located.

2.	The Technological Superiority of TDD-LTE Supports the Clearwire MCC Business Plan

Rapid growth in the demand for wireless services has stimulated the development of technologies that offer greater data capacity, faster transmission speeds, and more efficient use of available spectrum.29 Approximately

[26]	ABI research, “TDD LTE –MAKING THE MOST OF 4G,” September 10, 2012, p. 8.
[27]

The existence of GTI is itself evidence of an established global market for TDD-LTE technology. GTI was founded in 2011 in an effort to advocate cooperation among global operators and industry partners to promote TDD-LTE. Its members now include 51 wireless carriers and 39 partner companies, including Agilent, Ericsson, Qualcomm, and Intel. GTI, “TD-LTE Industry Briefing, January 15, 2013, p. 10.

[28]	IDC (sponsored by Clearwire Corporation), “Validating the Market for TDD-LTE in the U.S. Marketplace,” August 2012, p. 4.
[29]	“Overall mobile data traffic is expected to grow to 11.2 exabytes per month by 2017, a 13-fold increase over 2012. Mobile data traffic will grow at a CAGR of 66 percent from 2012 to 2017.” Cisco, “Cisco Visual Networking Index: Global Mobile Data Traffic Forecast Update, 2012-2017,” February 6, 2013, p. 5; “By any metric, wireless broadband usage in the United States is exploding in popularity. CTIA’s recent Semi-Annual Survey revealed that reported wireless traffic in the first half of 2012 totaled 633 billion megabytes (MB), an increase from 526 billion MB in the second half of 2011 and 341 billion MB in the first half of 2011.” CTIA—The Wireless Association, “Comments of CTIA—The Wireless Association In the Matter of Expanding the Economic and Innovation Opportunities of Spectrum Through Incentive Auctions,” FCC GN Docket No. 12-268, January 25, 2013, p. 6.

ANALYSIS GROUP 7

nine times more data is downloaded than uploaded, and this is expected to increase 25 times over the next five years.30 Much of this increase is attributable to the proliferation of smart mobile devices (smartphones and tablets), with which users are downloading content in unprecedented volumes. In a market characterized by increasingly asymmetric demand, asymmetric upload and download links are advantageous. Unlike Frequency Division Duplex LTE (“FDD-LTE”) technology, TDD-LTE uses a single channel for uploads and downloads and dynamically assigns bandwidth to the uplink and downlink connections based on user requirements. This ensures that capacity usage is optimized at all times. TDD-LTE technology is an integral part of this development, offering unique capabilities that address the evolving needs of the wireless industry.

TDD-LTE supports higher data speeds than a network built using FDD-LTE alone can handle. For example, Softbank, a Japanese carrier, reports speeds up to 110 megabits per second using TDD-LTE handsets on its TDD-LTE network, compared to a speed of 75 megabits per second for FDD-LTE handsets.31 China Mobile reports speeds of 223 megabits per second using its TDD-LTE network and carrier aggregation.32

Despite the clear superiority of TDD-LTE, most American carriers have adopted FDD-LTE technologies for at least two reasons. First, the International Telecommunications Union has assigned most bands of spectrum below 2 GHz, where many American carriers have spectrum, exclusively to FDD-LTE technologies, thus constraining carriers to this sole option.33 Second, equipment for FDD-LTE technologies has reached market a couple of years earlier than equipment for TDD-LTE technologies. Having begun to build and operate FDD-LTE networks with scarce spectrum holdings, these carriers would find the costs of switching to TDD-LTE networks extremely high.

While most mobile operators in the United States are using FDD-LTE to upgrade their current 3G services,34 research shows that a hybrid system combining FDD-LTE and TDD-LTE can achieve superior spectrum efficiency, faster transmission speeds, and greater economies of scale.35 Due to its real-time allocation of bandwidth to uplink and downlink channels, TDD-LTE technology is optimal for high-volume data download usage.36 In contrast, FDD-LTE technology is optimal for voice usage (which requires paired uplink and downlink channels) and in locations with less dense networks.37 Current research strongly suggests that a combination of the two technologies, particularly in combination with carrier aggregation, is superior to either technology alone, and certainly to a market that offers FDD-LTE alone.38

The unique advantages of TDD-LTE in addressing the growing demand for wireless services and the rapidly expanding TDD-LTE ecosystem suggest that Clearwire’s TDD-LTE technology will be in high demand, whether on its own or in combination with FDD-LTE systems operated by other carriers. Clearwire is well positioned to deploy TDD-LTE, dramatically improving the attainability of the profitable MCC scenario.

[30]	Sophie Curtis, “LTE TDD to make up 25% of all LTE by 2016: Ovum,” Techworld, June 25, 2012.
[31]	Wells Fargo Securities, “Clearwire Corp. CLWR: “CLEAR”-ing Up the Facts and Questions,” October 23, 2012, p. 1.
[32]	See “Asian operators pushing the envelope with LTE Advanced,” at http://lteconference.wordpress.com/2013/02/01/asian-operators-pushing-the-envelope-with-lte-advanced/, accessed on February 20, 2013.
[33]

FCC, “Public Safety Tech Topic #22—Application of Emerging Wireless Broadband Technology for Public Safety Communications,” at http://www.fcc.gov/help/public-safety-tech-topic-22-application-emerging-wireless-broadband-technology-public-safety-co, accessed on March 1, 2013, see Table 4.

[34]	Sophie Curtis, “LTE TDD to make up 25% of all LTE by 2016: Ovum,” Techworld, June 25, 2012.
[35]	Renuka Bhalerao, “The Evolution of LTE TDD,” EE Times, May 1, 2012.
[36]	Sophie Curtis, “LTE TDD to make up 25% of all LTE by 2016: Ovum,” Techworld, June 25, 2012.
[37]	Renuka Bhalerao, “The Evolution of LTE TDD,” EE Times, May 1, 2012.
[38]	Nick Chiu, “Sprint’s Network Vision And Clearwire’s TDD-LTE In Action,” Seeking Alpha, February 16, 2013.

ANALYSIS GROUP 8

3.	The Rapidly Expanding TDD-LTE Equipment Market Supports Clearwire’s MCC Scenario

Superior technology is of little value if equipment to support the technology is not commercially available. For the Clearwire MCC business scenario to be successful, the TDD-LTE technology must not only work well, but a robust suite of network and consumer electronic equipment choices to support the technology must be widely available at affordable prices. Those conditions are met.

An extensive network equipment market is already in place to support this demand for TDD-LTE technology. Large-scale TDD-LTE deployments have already occurred globally and additional deployments are scheduled to take place in the coming year. Current TDD-LTE markets (and the carriers serving them) include India (Airtel), Sweden (Hi3G), Japan (Softbank), China (China Mobile), and Saudi Arabia (Mobily).39 Nearly half of the LTE rollouts expected around the world in 2013 and 2014 will be based on TDD-LTE technology. These include Reliance and Aircel in India, VHA in Australia, P1 in Malaysia, and Rostelecom in Russia.40 Softbank’s TDD-LTE network attracted more than 350,000 customers in the first seven months following the rollout in February 2012,41 and now counts over 700,000 subscribers.42 China Mobile is pursuing a similarly aggressive rollout of TDD-LTE.43 TDD-LTE network rollouts encourage the consumer equipment manufacturing segment to scale up production of mobile devices for use on these expanding networks.

Further encouraging the development of the TDD-LTE ecosystem, China’s Ministry of Industry and Information Technology (“MIIT”, China’s telecommunication regulatory body) recently announced plans to release the entire 190 MHz of their 2.5 GHz frequency spectrum for TDD-LTE deployments.44 That is the same band of spectrum that Clearwire controls in the United States. This, too, will spur device manufacturers to produce innovative mobile devices at scale.

In the United States, TDD-LTE is under discussion in the incentive auction rulemaking comments related to the allocation of the 600MHz spectrum band.45 While a decision on the role of TDD-LTE in the 600MHz band is not expected in the near-term, consideration of the contribution it can make in meeting consumer demand is active and current. In the meantime, the only band of spectrum in the United States that can be developed for TDD-LTE services is the 2.5 GHz band largely controlled by Clearwire.

Companies spanning the wireless supply chain are developing hybrid FDD/TDD-LTE capabilities in order to capitalize on the gains offered by combining the two technologies in different parts of the network. 46 For example, Vodafone, a wireless carrier, offloads data traffic to a TDD-LTE system while transmitting voice traffic on a FDD-LTE system. 47 Qualcomm, a semiconductor manufacturer, markets a processor (“Snapdragon”) that

[39]	Of the 18 LTE rollouts expected in 2013 and 2014, seven of them will use TDD-LTE technology. Bank of America Merrill Lynch, “Global Wireless Matrix 4Q12,” p. 5.
[40]	Id., p. 5.
[41]	Clearwire, “Q3 2012 Clearwire Corporation Earnings Conference Call,” October 25, 2012, p. 6.
[42]	Clearwire, “Clearwire Corporation’s CEO Discusses Q4 2012 Results—Earnings Call Transcript,” February 8, 2012, p. 4.
[43]	Nick Chiu, “China Mobile’s TD-LTE Technology Expanding Fast, Where To Invest,” Seeking Alpha, January 28, 2013.
[44]	In addition to the band from 2500MHz to 2690MHz (Band 41), China also allocated 1.9 GHz frequency spectrum for TDD-LTE. Clearwire, “Q3 2012 Clearwire Corporation Earnings Conference Call,” October 25, 2012, p. 6.
[45]	FCC, “Notice of Proposed Rulemaking In the Matter of Expanding the Economic and Innovation Opportunities of Spectrum Through Incentive Auction,” FCC Docket No. 12-268 at 123-184.
[46]

“Even with LTE, however, operators see a need to offload their data traffic in order to provide users with wireline-like speed and capabilities…Just when operators are at a point where they have exhausted all possible data offload approaches, Time Division Duplex (TDD) in the form of LTE shines through.” Renuka Bhalerao, “The Evolution of LTE TDD,” EE Times, May 1, 2012.

[47]	Renuka Bhalerao, “The Evolution of LTE TDD,” EE Times, May 1, 2012.

ANALYSIS GROUP 9

supports both FDD-LTE and TDD-LTE, as well as previous generation 3G systems, providing for flexibility across the technologies.48 Sharp, a handset manufacturer, is releasing the Sharp Pantone 6 200SH, containing a hybrid FDD/TDD-LTE chip,49 which will enable users access to SoftBank’s TDD-LTE network in Japan.50 These and other devices will be available to Clearwire’s TDD-LTE customers.

Clearwire can avail itself of a robust market for network equipment for hybrid FDD/TDD-LTE systems. Alcatel Lucent is working on a device that will accelerate the deployment of TDD-LTE in densely populated areas of China.51 Mobile operator Hi3G Sweden recently extended its agreement to build the first FDD/TDD-LTE dual-mode network, the first stage of which has already been installed.52 In February 2013, Nokia Siemens Networks demonstrated data traffic offloading between TDD-LTE and FDD-LTE using a proprietary base station and a commercially available dual-mode (FDD and TDD) end-user device. In a related press release, the company states “[t]he capability to offload traffic between TDD-LTE and FDD-LTE networks paves the way for operators to optimize the use of both FDD-LTE and TD-LTE services. The demonstration is further evidence of Nokia Siemens Networks’ commitment to the globalization and commercialization of TDD-LTE as part of its overall LTE strategy.”53 Ericsson, a telecommunications equipment manufacturer, demonstrated a bi-directional FDD/TDD-LTE network, allowing carriers to offer wireless services on both FDD and TDD spectrums.54

The TDD-LTE initiatives pursued by these companies are consistent with IDC’s opinion that “[a]s LTE and LTE Advanced continue to evolve, it is clear that there will be a single globally adopted platform for both FDD and TDD, with minimal differences between FDD and TDD specifications, ensuring a critical mass of devices, chipsets, and infrastructure, and innovations in areas such as interference management and improved backhaul techniques will apply to both FDD-TDE and TDD-LTE networks.”55

4.	Demand for Wholesale TDD-LTE Services Is Likely to Increase Substantially

Part of Centerview’s skepticism about the MCC scenario relates to the failure of Clearwire to attract major wholesale customers other than Sprint for its WiMAX technology.56 For several reasons, Clearwire’s past experiences with WiMAX need not limit future wholesale arrangements for TDD-LTE services.

First, WiMAX was primarily conceived and marketed as a stand-alone technology. Neither the network nor the consumer equipment designed for WiMAX supported a hybrid system operating with both WiMAX and any other 4G technology. A wholesale WiMAX customer would have to commit to offering a WiMAX-only service, and only Sprint among the major U.S. carriers was willing to offer such a service. Other major carriers had no use for a standalone WiMAX service. As a result, not surprisingly, Sprint was the only major wireless carrier to make wholesale arrangements with Clearwire.

[48]	Qualcomm Press Release, “Qualcomm Unveils New Snapdragon Mobile Processors Across All Tiers of Smartphones and Tablets,” November 16, 2011.
[49]

Brian Klug and Anand Lal Shimpi, “Qualcomm’s New Snapdragon S4: MSM8960 & Krait Architecture Explored”, http://www.anandtech.com/show/4940/qualcomm-new-snapdragon-s4-msm8960-krait-architecture/4, accessed on March 10, 2013.

[50]	See http://sharp.cheeseus.org/index.php?page=Devlist&id=91#, accessed on March 1, 2013.
[51]	Alcatel-Lucent Press Release, “Alcatel-Lucent and China Mobile accelerate deployment of 4G TD-LTE across China with the introduction of light Radio Metro Radio,” February 25, 2013.
[52]	See http://www.lte-tdd.org/newsdetail/674, accessed on February 19, 2013.
[53]	Nokia Siemens Networks Press Release, “Nokia Siemens Networks showcases TD-LTE breakthroughs,” February 20, 2013.
[54]	Ericsson Press Release, “First Converged LTE FDD/TDD Network launched by China Mobile Hong Kong and partner Ericsson,” December 19, 2012.
[55]	IDC (sponsored by Clearwire Corporation), “Validating the Market for TDD-LTE in the U.S. Marketplace,” August 2012, p. 1.
[56]	Centerview Comet Report, p. 5.

ANALYSIS GROUP 10

Second, as discussed above, TDD-LTE can be used as either a stand-alone technology or in combination with other technologies including FDD-LTE to offer faster hybrid services. Even for carriers committed to FDD-LTE services, Clearwire’s TDD-LTE service offers an attractive option for hybrid services. The technological superiority and capabilities of a hybrid FDD/TDD-LTE system as compared to FDD-LTE alone means that FDD-LTE operators may find Clearwire’s TDD-LTE services useful not merely for additional capacity but also to develop competitively superior services.

5.	Clearwire Board’s Abandonment of the MCC Scenario

The disclosed documents from Centerview and Evercore as presented to the Clearwire board and its Special Committee are presentation slides without corresponding explanations. It is difficult, based on these slides alone, to understand why the Clearwire board did not pursue the MCC scenario rather than the Sprint offer of $2.97 per share. Even under pessimistic WACC and perpetuity growth rate assumptions, the MCC scenario yields greater value to shareholders than the Sprint offer. Based on WACC and perpetuity growth rates assumptions available from investment analysts including Centerview, the shareholder value of the MCC scenario is worth more than the Sprint offer by a factor of more than three. Both the Centerview and Evercore presentations note a funding shortfall for the MCC scenario, but none of the documents explains why the cost of obtaining additional financing would not be worth the returns obtained from pursuing the MCC option.

C.	Clearwire is Uniquely Positioned to Implement the MCC Scenario

1.	Clearwire Has Extensive Spectrum Holdings That Are Well Suited for TDD-LTE and Are Valuable Because of It

Clearwire’s spectrum holdings offer critical capacity in a market with rapidly increasing demand for wireless services. Clearwire has on average 140 MHz of spectrum nationwide in the 2.5 GHz frequency band—a section of spectrum that is being developed for TDD-LTE networks around the world.57 Due to Clearwire’s extensive holdings in this spectrum band, “it is able to operate on a single bandwidth in excess of 130MHz on average, including approximately 160MHz on average in the top 100 markets where capacity constraints are the most likely to emerge. As a result, Clearwire has the capability to generate much greater capacity and better network performance by virtue of a significantly fatter pipe vis-à-vis competitors.”58 The fragmented spectrum holdings of other U.S. carriers create an opportunity for Clearwire to offer a valuable wholesale service, particularly through carrier aggregation.59

The suitability of high frequency bands such as Clearwire’s 2.5 GHz for TDD-LTE has been demonstrated by major carriers worldwide. Japanese carrier SoftBank has successfully deployed TDD-LTE using high-frequency spectrum like Clearwire’s,60 and introduced six TDD-LTE smartphones supporting the 2.5 GHz band in February of last year.61 Chinese telecom regulatory body MIIT announced “plans to release the entire

[57]	Clearwire 2012 10-K, p. 17.
[58]	IDC (sponsored by Clearwire Corporation), “Validating the Market for TDD-LTE in the U.S. Marketplace,” August 2012, p. 2.
[59]

Using carrier aggregation, it is possible to simultaneously utilize the spectrum bands of more than one carrier, thereby increasing the overall transmission bandwidth. As China Mobile and other carriers have found, the combination of carrier aggregation and LTE technologies achieves dramatic gains in wireless speed and capacity. See “Asian operators pushing the envelope with LTE Advanced,” at http://lteconference.wordpress.com/2013/02/01/asian-operators-pushing-the-envelope-with-lte-advanced/, accessed on February 20, 2013.

[60]	Cowen and Company, “Sprint Nextel Corp.—Initiating With Neutral,” February 4, 2013, pp. 22-23.
[61]

Wells Fargo Securities, “Clearwire Corp.: CLWR: “CLEAR”-ing Up the Facts and Questions,” October 23, 2012, p. 1; Clearwire, “Q3 2012 Clearwire Corporation Earnings Conference Call,” October 25, 2012, p. 6.

ANALYSIS GROUP 11

190 megahertz of their 2.5-gigahertz spectrum for TDD-LTE deployments and their adoption of the same Band 41 format advocated by Clearwire and other GTI members around the globe, including [SoftBank].”62 Recognizing the extensive development of the TDD-LTE ecosystem in the 2.3-2.6 GHz frequency range, and the superior performance of TDD-LTE at these frequencies, Jefferies notes that “it is no longer the case that Clearwire’s spectrum around the 2.5 GHz frequency is materially less desirable.”63

Auctions of high-frequency spectrum in the 2.3-2.6 GHz range have either been planned or completed globally and domestically, indicating substantial demand for high-frequency spectrum.64,65 In response to the FCC’s incentive auction, AT&T cautions that it may be “the last spectrum auction of comparable scope that the Commission will conduct for many years.”66 The limited supply of additional spectrum provides further support for a high valuation of Clearwire’s extensive spectrum holdings and encourages deployment of spectral efficient technologies such as TDD-LTE.

2.	No Other Carrier Likely Has Capability to Deploy TDD-LTE

Another factor supporting Clearwire’s unique position to implement the MCC scenario is the fact that no carriers in the United States other than Clearwire have announced plans to employ TDD-LTE technology. AT&T and Verizon are expected to have the majority of their FDD-LTE rollout completed by mid-2013 and have indicated that the focus of their investments is FDD-LTE rather than TDD-LTE.67 For example, in petitioning the FCC to change service rules for the WCS band at 2.3 GHz, AT&T focused on FDD-LTE technologies.68

Without Clearwire, therefore, there would likely be no significant TDD-LTE deployment in the United States and, as shown above, TDD-LTE is critical to meeting national broadband needs through deployment of either TDD-LTE only networks or as part of a hybrid FDD/TDD-LTE network. Without a TDD-LTE offering in the United States, transmission speeds would be limited to those achieved by FDD-LTE systems. As evidenced by experiences in Asia, these speeds are likely to be inferior to those speeds that TDD-LTE systems, or hybrid FDD/TDD-LTE systems, are capable of achieving. The spectrum and TDD-LTE services offered by Clearwire will therefore be of value to other carriers in the United States, increasing the relative profitability of the MCC scenario.

D.	Clearwire Can Endure Some Delay in TDD-LTE Deployment and Still Be Profitable

Investment analysts point to the delayed nature of Clearwire’s TDD-LTE deployment as compared to the network deployments of other carriers and raise concerns that a late entry into the LTE market will be a

[62]	Clearwire, “Q3 2012 Clearwire Corporation Earnings Conference Call,” October 25, 2012, p. 6.
[63]	Jefferies, “Clearwire Corp.; Econ 101: Scarcity, analyst report”, February 23, 2012, p. 6.
[64]

“In many countries, auctions of 2.3GHz and 2.6GHz spectrum are planned (e.g., in Europe, Russia, Asia, and Latin America) or have just taken place (e.g., in India, Sweden, and Norway).” Jefferies, “Clearwire Corp.; Econ 101: Scarcity, analyst report”, February 23, 2012, p. 6.

[65]

“Recent pending and closed spectrum transactions by Verizon, AT&T, T-Mobile, SpectrumCo, Dish Networks, and NextWave were for spectrum above 2 GHz…We believe these transactions pretty much cleared the market of available spectrum. We do not anticipate meaningful large blocks of spectrum coming available during the next few years.” JANCO Partners, Inc., “Clearwire Recommendation: Buy,” August 29, 2012, pp. 1, 5-6.

[66]	AT&T Inc., “Comments of AT&T Inc. In the Matter of Expanding the Economic and Innovation Opportunities of Spectrum Through Incentive Auctions,” FCC GN Docket No. 12-268, January 25, 2013, p. 1.
[67]	Morgan Stanley Research, “Clearwire Corporation 4Q12 Preview: Strategic and LTE Update in Focus,” February 11, 2013, p. 3.
[68]

FCC, “Order on Reconsideration In the Matter of Amendment of Part 27 of the Commission’s Rules to Govern the Operation of Wireless Communications Services in the 2.3 GHz Band,” FCC WT Docket No. 07-293, (hereinafter “FCC WT Docket No. 07-293”) October 17, 2012.

ANALYSIS GROUP 12

competitive disadvantage. While it is true that capital constraints have postponed the implementation of Clearwire’s TDD-LTE strategy and that timing of deployment is important for the calculation of shareholder value, concerns regarding competitive repercussions are misplaced. Clearwire’s business plan is not necessarily to compete purely as a standalone TDD-LTE service. Rather, even domestic carriers that have committed to the deployment of FDD-LTE can make use of Clearwire’s wholesale TDD-LTE services in order to operate hybrid FDD/TDD-LTE systems. Clearwire is the only company with either plans or, thanks to Clearwire’s substantial spectrum holdings in the 2.5 GHz frequency band, the capability to implement TDD-LTE. Consequently, even if Clearwire’s TDD-LTE deployment lags the FDD-LTE deployments of other carriers, it still has a viable business model. In addition to leasing TDD-LTE spectrum, Clearwire’s network management of a hybrid FDD/TDD-LTE system is a potential value-added service. The value of such wholesale and management services will of course be greater if they can be offered to multiple customers, as in the MCC scenario.

IV.	Spectrum valuations in the United States are rising and are likely to continue to increase, and Sprint’s $2.97 offer for Clearwire reflects an extraordinarily low valuation of Clearwire spectrum given its unique TDD-LTE options

Increasing spectrum values should make a company with substantial spectrum holdings, such as Clearwire, a good long-term investment. Yet Sprint’s offer of $2.97 per share for Clearwire translates into a very low valuation of the company and its spectrum. A recent study by Information Age Economics sponsored by Crest Financial reaches similar conclusions.69 Below we review the following:

•	Spectrum values in the United States are increasing;

•	Recent transactions for impaired spectrum have been in the range of $0.21to $0.50 per MHz pop;

•	Recent transactions for unimpaired spectrum have been for amounts supporting a valuation of at least $0.55 per MHz pop;

•	Sprint’s offer of $2.97 per share of Clearwire corresponds to a valuation of Clearwire spectrum of about $0.11 per MHz pop, substantially below the current market price; and

•	Under reasonable assumptions of the MCC scenario, the Evercore and Centerview valuations between $9.54 and $15.50 per share correspond to spectrum prices between $0.32 and $0.50 per MHz pop.

A.	Spectrum Values in the United States Are Increasing

Like real estate, the value of spectrum licenses has generally increased over time. Although real estate prices do not move upward every year, the long-term upward trend is unmistakable. Clearwire has highlighted this trend,70 and a recent study of FCC spectrum auctions confirms the upward trend in spectrum prices.71

[69]	M. Roetter and A. Pearce, “Valuation of Clearwire’s 2.5 GHz Band Spectrum Assets,” Information Age Economics, February 2013.
[70]	Hope Cochran, CFO of Clearwire, “Presentation to Goldman Sachs 21st Annual Communacopia Conference,” September 19, 2012, p. 3.
[71]	Scott Wallsten, “Is There Really a Spectrum Crisis? Quantifying the Factors Affecting Spectrum License Value,” Technology Policy Institute, January 23, 2013, pp. 27-28.

ANALYSIS GROUP 13

One of the reasons for increased value in recent years is the rapid increase in demand for wireless services, particularly mobile broadband services.72 The demand for these services has grown more rapidly than anticipated even just a few years ago.73 In its communications with the financial community, Clearwire has consistently noted this increase in demand and associated increase in the value of spectrum.74

A second reason for increases in the value of spectrum is that newly available spectrum, such as spectrum repurposed from legacy uses, has been slow to materialize. The FCC issued a report in early 2010 describing the potential addition of 500 MHz of spectrum for mobile commercial purposes.75 Nearly three years later, the FCC has implemented only a small part of its plan, and even those implementations have yielded substantially less spectrum than initially envisioned.76

A third reason for higher spectrum prices is that the United States has had a weak economy since 2007. The Sprint-Clearwire merger took place in 2008, and the valuations in that transaction reflected the weak economy of the time. As our economy slowly moves out of recession, prices for assets such as spectrum are likely to increase.

B.	Recent Transactions for Impaired Spectrum Have Been in the Range of $0.21 – $0.50 per MHz Pop

Recent spectrum transactions have transferred significant holdings, although none has involved as much spectrum as is held by Clearwire. Some of these transactions have involved spectrum that has been impaired so that its use is substantially limited or would require the completion of an unpredictable regulatory proceeding before being usable. Given that the Clearwire spectrum is not impaired, these transactions for impaired spectrum provide a lower bound for the value of Clearwire’s spectrum. Among these transactions are the following: Harbinger—SkyTerra; DISH—DBSD and TerreStar; and AT&T—NextWave.

1.	Harbinger—SkyTerra

On March 26, 2010, the FCC approved Harbinger’s acquisition of SkyTerra, including the transfer of 23 MHz of nationwide satellite spectrum in the L-band.77 The new company was known as LightSquared, and it

[72]	Id., pp. 4-5.
[73]

“[H]istory has shown that projections regarding mobile Internet data traffic usually lag behind actual usage. For example, Cisco originally predicted in its Visual Networking Index that in 2011, global mobile data traffic would grow by 131 percent. Instead, global mobile data traffic grew by 133 percent, in spite of global economic uncertainties and an increase in the amount of mobile data traffic offloaded to the fixed network.” CTIA—The Wireless Association, “Comments of CTIA—The Wireless Association In the Matter of Expanding the Economic and Innovation Opportunities of Spectrum Through Incentive Auctions,” FCC GN Docket No. 12-268, (hereinafter “FCC GN Docket No. 12-268”) January 25, 2013, p. 8.

[74]	Hope Cochran, CFO of Clearwire, “Presentation to Goldman Sachs 21st Annual Communacopia Conference,” September 19, 2012, pp. 3-4.
[75]	FCC, “Connecting America: The National Broadband Plan,” March 16, 2010. See also, Hope Cochran, CFO of Clearwire, presentation to Goldman Sachs 21st Annual Communacopia Conference, September 19, 2012, p. 5.
[76]	The National Broadband Plan envisioned [60 Mhz] of spectrum from MSS for mobile broadband purposes. The L band spectrum does not appear to be easily developed for mobile broadband purposes. FCC, “Memorandum Opinion and Order and Declaratory Ruling In the Matter of SkyTerra Communications, Inc., Transferor and Harbinger Capital Partners Funds, Transferee Applications for Consent to Transfer of Control of SkyTerra Subsidiary LLC,” FCC IB Docket No. 08-184, (hereinafter “FCC IB Docket No. 08-184”) March 26, 2010. The S band spectrum has been approved for mobile broadband purposes, but actual deployment may still be several years away. FCC, “Report and Order and Order of Proposed Modification Service Rules for Advanced Wireless Services in the 2000-2020 MHz and 2180-2200 MHz Bands,” FCC WT Docket No. 12-70, (hereinafter “FCC WT Docket No. 12-70”) December 17, 2012.
[77]	FCC IB Docket No. 08-184. See particularly Attachment 1, “Harbinger Business Model.”

ANALYSIS GROUP 14

leased 30 MHz of spectrum from Inmarsat.78 The value of transaction was estimated at $1.8 billion, including the acquisition of debt.79 It is difficult to apply a precise measure of the price per MHz pop for the Harbinger transaction. Evaluating the price at $1.8 billion, the 23 MHz of nationwide spectrum corresponds to a price of approximately $0.25 per MHz pop.80 That would be the price per MHz pop disregarding Harbinger’s pre-existing ownership of approximately 50 percent of Sky Terra. Taking into account this initial ownership position, Harbinger appears to have paid $1.8 billion for approximately half of SkyTerra, or a price between $0.45 and $0.50 per MHz pop. If, hypothetically, Harbinger could have acquired SkyTerra’s assets without also acquiring its debt, the price paid, and the corresponding price per MHz pop, would have been higher. Thus, the range of $0.45 to $0.50 is a lower bound on the spectrum value.

Harbinger was aware that the spectrum it acquired from SkyTerra was substantially impaired for mobile broadband applications. At the time of the contract between Harbinger and SkyTerra in August 2009, Harbinger had no assurance that regulators would allow SkyTerra’s spectrum to be used for terrestrial purposes outside of its ancillary terrestrial component (“ATC”) license. In order to fall within the ambit of an ATC license, the spectrum had to be used primarily for satellite purposes and handsets had to have a satellite capability, which was not the model LightSquared envisioned. In 2010, the FCC relaxed the restrictions on the use of the SkyTerra spectrum by LightSquared.81 But subsequent interference issues with GPS led the FCC to suspend LightSquared’s authority for flexible use of the spectrum thereby substantially reducing its value.82

2.	DISH—DBSD and TerreStar

In bankruptcy proceedings in 2011, DISH acquired the equity of DBSD for approximately $1.4 billion and the assets of TerreStar for $1.4 billion.83 Each company had 20 MHz in nationwide mobile satellite service licenses in the 2 GHz band with ATC enabling them to offer terrestrial services as well as to satellite services.84 In addition, to resolve legal disputes directly related to these transactions, DISH paid Sprint $114 million, bringing the direct acquisition cost to $2.9 billion for the assets of the two companies.85 In addition to the 40 MHz of spectrum, DISH acquired satellite slots and a working satellite from each company, but essentially no operations or customers.86 Assuming that all of the value of the companies was embodied in the spectrum, the price per MHz pop was $0.23.87 In describing the acquisitions in its Form 10-K, DISH focused on the spectrum as well as necessary regulatory approvals that DISH would need in order to make the spectrum valuable:

We have agreed to acquire certain spectrum and other assets from DBSD North America and TerreStar and we have paid substantially all of the purchase price for these acquisitions. If we are unable to obtain certain regulatory approvals and waivers, or they are granted in a manner that varies from the form we have requested, the value of these assets may be impaired. To the extent we receive these approvals and waivers, we will be required to make significant additional investments or partner with others to commercialize these assets.88

[78]	Id., see Attachment 1, “Harbinger Business Model.”
[79]	Dan Meyer, “Harbinger Completes Acquisition of SkyTerra,” RCR Wireless, March 30, 2010.
[80]	The calculation is $1.8 billion divided by (23 x 315 million).
[81]	FCC IB Docket No. 08-184.
[82]	FCC, “Order and Authorization in the matter of LightSquared Subsidiary LLC, Request for Modifications of its Authority for an Ancillary Terrestrial Component,” FCC IB Docket No. 11-109, January 26, 2011.
[83]	DISH 2011 10-K, p. 1, and pp. 5-6.
[84]	FCC WT Docket No. 12-70, 9-10.
[85]	DISH 2011 10-K, p. 6.
[86]	FCC WT Docket No. 12-70, 14.
[87]	This calculation almost certainly understates the value of the spectrum because DISH was already a substantial equity owner and creditor of at least TerreStar.
[88]	DISH 2011 10-K, p. ii.

ANALYSIS GROUP 15

Despite this uncertainty, DISH was willing to pay at least $0.23 per MHz pop, and quite likely substantially more, for satellite spectrum with the hope that the FCC would approve the conversion of the spectrum to terrestrial and mobile broadband use.

3.	AT&T—WCS

During the summer of 2012, AT&T agreed to acquire WCS spectrum from various license-holders. AT&T paid NextWave $600 million to “acquire all the equity and purchase a portion of the debt of NextWave for $600 [million].”89 Some analysts have estimated the AT&T acquisition of WCS at $0.21 per MHz pop, including all four blocks of spectrum.90 Although there are 30 MHz of WCS spectrum, the FCC prohibits mobile services in two of the blocks that together account for 10 MHz of the total 30 MHz that AT&T purchased.91 Considering these restrictions, the effective price was closer to $0.32 per MHz pop. Moreover, power limits and out-of-band emission (“OOBE”) limits imposed by the FCC further impair the use of all blocks designated for mobile services.92

In August of 2012, at the time of the AT&T acquisition of the WCS licenses, the FCC had not completed rules for mobile services in the WCS band; consequently, WCS licenses were substantially impaired and could not be effectively used for mobile broadband services. AT&T’s purchase of the WCS licenses in August 2012 would have value only if the FCC were subsequently to change its rules. It was only in October 2012, two months after AT&T announced the acquisition, that the FCC approved new rules allowing effective mobile services in the WCS band, and even then, for only 20 of the 30 MHz with restricted usage.93 Thus the price offered by AT&T in August 2012 for WCS licenses is presumably lower than the price it would have been willing to pay after the FCC approved the rule changes.

Table 2 presents the implicit value of the spectrum on a price per MHz basis for each of these impaired spectrum transactions. Had the spectrum not been impaired, the prices would almost certainly have been higher.

Table 2: Price Ranges for Recent Impaired Spectrum Transactions

Transaction	Date Announced	Impairment	Price per Megahertz Pop
Harbinger—Sky Terra	Mar-10	ATC status	$0.45-$0.50 or more
DISH—DBSD and TerreStar	2011	ATC status	At least $0.23
AT&T—WCS	2012	WCS services rules	At least $0.21

C.	Recent Transactions for Unimpaired Spectrum Have Been for Amounts Supporting Valuation of at Least $0.55 per MHz Pop

Several other recent transactions have involved significant holdings of unimpaired spectrum. Unimpaired spectrum is available for immediate use without substantial limitations on services and without requiring further FCC proceedings. We review these transactions below.

1.	AWS Transactions

In late 2011, Verizon Wireless proposed to acquire AWS spectrum from a consortium of cable companies known as SpectrumCo.94 The members of SpectrumCo are Comcast Corporation, Time Warner Cable, and Bright

[89]	AT&T, Form 10-Q, period ending September 30, 2012, p. 29.
[90]	This calculation is “based on $650m total value of AT&T’s acquisition”, Frank Rayal, “Setting a Value on the 2.3 GHz WCS Band,” August 5, 2012.
[91]	FCC WT Docket No. 07-293.
[92]	Id.
[93]	Id.
[94]	Verizon Wireless Press Release, “Comcast, Time Warner Cable, And Bright House Networks Sell Advanced Wireless Spectrum To Verizon Wireless For $3.6 Billion,” December 2, 2011.

ANALYSIS GROUP 16

House Networks. In a complicated transaction, Verizon Wireless would pay $3.6 billion for the spectrum in addition to various marketing agreements. For the spectrum alone, the transactions could be measured at approximately $0.69 per MHz pop.95 But the marketing agreements—under which Verizon Wireless agreed to market cable services and cable companies agreed to market Verizon Wireless services—clearly favored the cable companies because Verizon Wireless has a substantial retail marketing presence in retail outlets around the country whereas cable companies do not. To the extent the marketing agreements tend to favor the cable companies, the transaction prices for the spectrum would likely have been higher without the marketing agreements.

Separately, Verizon Wireless proposed to acquire AWS spectrum from Cox TMI Wireless for $315 million.96 The Cox deal was valued at approximately $0.56 per MHz pop.97 As with the SpectrumCo deal, Verizon and Cox agreed to various marketing agreements that were more valuable to Cox than to Verizon. Thus the spectrum price would likely have been higher absent the marketing agreements.

In December 2011, Verizon agreed to purchase 83 million MHz pops of PCS spectrum and 257 million MHz pops of AWS spectrum for $188 million, or $0.55 per MHz pop.98 In the same month, Verizon agreed to purchase 273 million MHz pops of AWS spectrum from Savary Island, an affiliate of Leap Wireless, for $172 million, or $0.63 per MHz pop.99

2.	700 MHz Spectrum Transactions

In December 2011, Leap Wireless agreed to purchase from Verizon Wireless 129 MHz pops of 700 MHz A block spectrum for $204 million, or $1.58 per MHz pop.100 On December 22, 2011, the FCC approved AT&T’s acquisition of Qualcomm’s unpaired spectrum in the lower 700 MHz band.101 The transaction has been valued at $0.85 per MHz pop.102 Table 3 presents the implicit value of the spectrum on a price per MHz basis for each of these transactions.

Table 3: Price Ranges for Recent Unimpaired Spectrum Transactions

Spectrum	Date Announced	Price per Megahertz Pop
AWS	2011	$0.55-$0.69
700 Mhz	Dec-11	$0.85-$1.58

The spectrum prices presented in Table 3 are consistent with projections of spectrum prices in future FCC auctions. For example, in 2011 Coleman Bazelon projected spectrum prices in the range of $0.72 to $0.86 per MHz pop for several future FCC auctions, both below 1 GHz and above 2 GHz.103 The FCC also occasionally

[95]	Sam Churchill, “FCC To Okay Verizon/Cable Spectrum Buy,” Daily Wireless, July 9, 2012.
[96]

Cox Communications Press release, “Cox Communications Announces Agreement to Sell Advanced Wireless Spectrum to Verizon Wireless,” December 16, 2011. FCC, “Application of Verizon and Cox Wireless,” FCC ULS File No. 0004996680, filed December 21, 2011.

[97]	The calculation is $315 million divided by 20 MHz divided by 28 million pops of coverage.
[98]	Richelle Elberg, “Leap Wireless and Verizon Wireless Announce Spectrum Deals,” The Deal Advisor, December 11, 2011.
[99]	Id.
100	Id.
101	FCC, “Order In the Matter of Application of AT&T Inc. and Qualcomm Incorporated,” FCC WT Docket No. 11-18, December 22, 2011.
102	Frank Rayal, “Setting a New Standard for Unpaired Spectrum Pricing: AT&T’s Purchase of Qualcomm’s 700 MHz Spectrum,” December 28, 2011.
103	Coleman Bazelon, “Expected Receipts from Proposed Spectrum Auctions,” The Brattle Group, Inc., July 28, 2011, p. 25.

ANALYSIS GROUP 17

discusses projections of prices in future FCC auctions. For example, the FCC recently mentioned the possibility that the H-band, a 5 MHz slice at 1995-2000 MHz, would be sold at auction for prices in the range of “at least $0.67-$1.00 per MHz Pop.”104

D.	Sprint’s Offer of $2.97 per Share of Clearwire Corresponds to A Valuation of Clearwire Spectrum of About $0.11 per MHz Pop, Substantially Below the Current Market Price

Many investment analyst reports, including the Centerview and Evercore reports, attempt to translate Sprint’s $2.97 per share offer for Clearwire into a price per MHz pop. They often cite values similar to the $0.21 per MHz pop asserted by Sprint.105 These calculations are incorrect for at least two reasons: (1) they improperly disregard Clearwire’s non-spectrum assets; and (2) they incorrectly calculate the enterprise value of Clearwire.

1.	Clearwire Has Many Assets Other Than Spectrum

Calculating the price paid per MHz pop is appropriate for transactions where spectrum is the only asset being transferred. Practically all of the transactions listed in the Centerview106 and Evercore107 reports are based on pure spectrum plays. Investment analysts typically do not speak of price per MHz pop for transactions involving non-spectrum assets. Thus, in reviewing spectrum transactions, Centerview and Evercore do not include the T-Mobile-Metro PCS transaction, for example, because Metro PCS has substantial assets other than spectrum. Thus, a simple calculation of the price per MHz pop based on the total enterprise value of Metro PCS divided by the MHz pops transferred in the transaction would ascribe no value to Metro PCS’s other assets and would therefore substantially overstate the implicit price per MHz.

If Clearwire were only selling spectrum, it would make sense to calculate a simple price per MHz pop for the Sprint-Clearwire transaction by dividing the transaction price by the MHz pops involved in the transaction. However, the transaction proposed by Sprint is to acquire all of Clearwire, including non-spectrum assets as well as liabilities. In its most recent 10-K, Clearwire represents that it has approximately $7.7 billion of assets of which $4.2 billion reflects spectrum.108 The difference of more than $3.4 billion reflects the value of other assets. Thus, any investment analyst who presents a transaction value for Sprint’s proposed acquisition of Clearwire in terms of price per MHz pop relative to the proposed acquisition price implicitly assigns no value to Clearwire’s other assets.

This is the approach that both Centerview and Evercore appear to take, assigning no value at all to the non-spectrum assets that Clearwire acknowledged holding in its public disclosures. To be sure, the value of spectrum (and other assets) may vary from one reporting period to another. For example, although spectrum accounted for the majority of Clearwire’s assets on its balance sheet as of December 31, 2012, it represented less than 50 percent Clearwire’s assets just 12 months earlier.109 There are many possible ways of allocating value between spectrum and non-spectrum assets, but neither Centerview nor Evercore attempts to make such an allocation or even present a calculation based on Clearwire’s publicly disclosed spectrum/non-spectrum value split. Instead, both Centerview and Evercore, as well as many other investment analysts, simply, and incorrectly, assign no value to the non-spectrum assets of Clearwire.

104	“One analyst projected that the value of the paired H block would be $2-3 billion, which implies a price of at least $0.67-$1.00 per MHz Pop, or $1-$1.5 billion for the downlink band.” FCC WT Docket No. 12-70, 66.
105	Centerview Canine 12/16/12 Report, p. 8
106	Centerview Comet Report, p. 26; Centerview Canine 12/12/12 Report, pp. 14 and 17; Centerview Canine 12/16/12 Report, p. 9.
107	Evercore 12/12/12 Board Presentation, p. 13; Evercore Partners, “Board of Directors Presentation December 16, 2012,” (hereinafter “Evercore 12/16/12 Board Presentation”) December 16, 2012, p. 11.
108	Clearwire 2012 10-K, p. 79.
109	Id., p. 79.

ANALYSIS GROUP 18

In fact, relying on Clearwire’s publicly disclosed spectrum/non-spectrum value split would yield an erroneous value. Clearwire’s non-spectrum assets go well beyond those that are listed on its balance sheet. For example, Clearwire has a substantial number of customers, both retail and wholesale, that are not reflected on the balance sheet. Clearwire also has contracts with vendors, with tower companies, and with all of the resources necessary to operate a commercial wireless company. Both the tangible assets of Clearwire listed in its balance sheet as well as its many intangible assets distinguish the acquisition of Clearwire from the pure spectrum plays with which Centerview, Evercore, and others improperly compare Clearwire.

2.	Sprint Adds Lease Values to Calculate the Enterprise Value of Clearwire

The usual textbook definition of enterprise value is market capitalization plus net debt minus cash or liquid assets.110 There are some judgments involved in enterprise value calculations, but Sprint’s assertion in its December 17th press release of a $10 billion enterprise value for Clearwire corresponding to a $2.97 share price offer is difficult to defend.111 According to ycharts.com, Clearwire’s share price closed at $2.91 on December 17, 2012, and its total enterprise value was $8.2 billion, not $10 billion.112

Sprint calculated its $10 billion enterprise value by “including net debt and spectrum lease obligations of $5.5 billion.”113 The net debt of Clearwire was $4.3 billion on December 31, 2012,114 and “spectrum lease obligations” do not appear separately as a liability on the balance sheet of Clearwire. Many companies have long-term leases for assets such as office space, but it is not standard practice to include lease values in enterprise value. On February 27, 2013, Clearwire’s share price closed at $3.18. This corresponds to an enterprise value of $8.7 billion,115 based on a market capitalization of $4.7 billion,116 well below Sprint’s claim of $10 billion. The corresponding enterprise value for Sprint with a share price of $2.97 would be $8.4 billion, not the $10 billion claimed by Sprint.117 Sprint increases the enterprise value of Clearwire by more than $1.5 billion by including spectrum lease values. Evercore increases the enterprise value by $1.8 billion based on “NPV of Leases of $1,800 mm based on management estimate.”118 Centerview also adds $1.8 billion to the enterprise value for spectrum leases.119

3.	The Value of Spectrum Corresponding to Sprint’s $2.97 Share Offer is Approximately $0.11 per MHz Pop, Substantially Below $0.21 per MHz Pop

Sprint asserts that its offer of $2.97 corresponds to a spectrum value of $0.21 per MHz pop, which it derives by dividing an asserted enterprise value of $10 billion by 47 billion MHz pops.120 This calculation is incorrect for at least two reasons.

110	See http://financial-dictionary.thefreedictionary.com/Enterprise+Value, accessed on February 27, 2013.
111	Sprint Press Release, “Sprint to Acquire 100 Percent Ownership of Clearwire for $2.97 per Share.” December 17, 2012.
112	See http://ycharts.com/companies/CLWR/, accessed March 10, 2013.
113	Sprint Press Release, “Sprint to Acquire 100 Percent Ownership of Clearwire for $2.97 per Share.” December 17, 2012.
114	Clearwire 2012 10-K, p. 79.
115	See http://ycharts.com/companies/CLWR, accessed on February 27, 2013.
116	$4.659 billion rounded to one decimal place.
117	Given that market capitalization and net debt are two of the components of a firm’s total liabilities, it is not surprising that enterprise value is typically less than the value of the total liabilities of a company. But, in the case of Clearwire, it is reasonable to calculate market capitalization based not on just marketable share, but also on convertible shares, which would be exercise in a buyout.
118	Evercore 12/16/12 Board Presentation, p. 11.
119	Centerview Canine 12/12/12 Report, p. 15.
120	Sprint Press Release, “Sprint to Acquire 100 Percent Ownership of Clearwire for $2.97 per Share.” December 17, 2012; Clearwire 2012 10-K, p. 18.

ANALYSIS GROUP 19

a.	First, as noted above, the enterprise value of Sprint corresponding to the $2.97 share price offer is not $10 billion; it is closer to $8.4 billion. At the correct enterprise value, assuming that all of the enterprise value reflects spectrum alone, the price per MHz pop would be approximately $0.18.

b.	Second, not all of the enterprise value is attributable to spectrum. As discussed above, it would be reasonable, accepting Clearwire’s public disclosures with the caveat noted above, to subtract $3.4 billion as the amount representing non-spectrum assets, leaving the residual value for spectrum at approximately $5 billion. At that net value, the price per MHz pop would be closer to $0.11. Thus, there is no foundation for the assertion by Sprint’s CEO Dan Hesse that the $2.97 per share offer corresponds to a $0.21 per MHz pop valuation of Clearwire spectrum.121 This figure almost certainly overstates the implicit spectrum value of Sprint’s offer by nearly 100 percent for a share price of $2.97.

4.	Since 2010, Clearwire Has Presented to the Public Valuations of Its Spectrum Comparable to as Much as $1.25 per MHz Pop or as Much as $55 Billion Overall

Between 2010 and 2012, officers of Clearwire have presented to the public valuations of spectrum comparable to the holdings of Clearwire. These comparable valuations have been in the range of $0.25 to $1.25 per MHz pop. These valuations are for spectrum alone, not for the other assets of the Clearwire. This implies spectrum valuations in the range of $11.7 billion to $55.1 billion.122 Clearwire executives never suggested to the public that its spectrum was worth as little as $0.21 per MHz pop, much less $0.11 per MHz pop. As the Clearwire executives correctly noted, spectrum valuations have been consistently increasing. There is no reason to believe that the valuation in 2013 would be less than the valuation in previous years. Table 4 summarizes the specific presentations by Clearwire.

121	Reuters, “Sprint CEO says deal values Clearwire spectrum higher than AT&T paid for Nextwave,” December 17, 2012.
122	See Clearwire presentation at Deutsche Bank Media & Telecommunications Conference, http://files.shareholder.com/downloads/CLWR/2239836835x0x546515/e25c9414-1c46-4fe7-abbe-c2769d335496/2012%2002%2028%20DB_Hope.pdf, accessed on March 1, 2013, slide 3; Clearwire presentation at JPMorgan Global High Yield and Leveraged Finance Conference, http://files.shareholder.com/downloads/CLWR/2239836835x0x434823/25943b6a-1136-4e11-bafe-6b56a241777c/JPMorgan-2010.pdf, accessed on March 1, 2013, slide 4.

ANALYSIS GROUP 20

Table 4: Clearwire Presentations of the Value of its Spectrum123

Date	Presenter	Event	Spectrum Valuation
3/2/2010	Erik Prusch	Clearwire Corporation at JPMorgan Global High Yield and Leveraged Finance Conference	Spectrum valued at $22.1Bn to $55.1Bn assuming $0.50 to $1.25 per MHz-Pop[1]

3/1/2011		Clearwire Corporation at Morgan Stanley Technology, Media & Telecom Conference	Spectrum valued at $23.2Bn to $46.3Bn assuming $0.50 to $1.00 per MHz-Pop[2]

5/10/2011	Hope Cochran and Paul Blalock	Clearwire Investor Presentation	Spectrum valued at $23.2Bn to $46.3Bn assuming $0.50 to $1.00 per MHz-Pop[3]

2/28/2012	Hope Cochran	Deutsche Bank Media and Telecommunications Conference

3/22/2012	Hope Cochran	Goldman Sachs Conference	$35.0 Bn assuming increase in value subsequent to recent transactions of $0.25 – $0.75 per MHz-Pop, evidenced by Verizon-Spectrum Co A W S transaction (63 percent increase from 2006 – 2011)[4,5,6]

9/19/2012	Hope Cochran	Goldman Sachs 21st Annual Communacopia Conference

E.	Under Reasonable Assumptions of the MCC scenario, the Evercore and Centerview Valuations between $9.54 and $15.50 per Share Correspond to Spectrum Prices between $0.31 and $0.50 per MHz Pop

As noted earlier, under reasonable assumptions, Evercore assesses the MCC scenario on a discounted cash flow basis as having a Clearwire equity value between $10.15 and $11.31 per share.124 Centerview assesses the MCC scenario at between $9.54 and $15.50 per share.125 It is straightforward to translate these share prices into spectrum prices per MHz pop based on financial information from Clearwire’s 10-K.126

According to the consolidated balance sheet on December 31, 2012, Clearwire had $193 million of cash, $3.4 billion of non-spectrum assets, and $4.3 billion of net long-term debt.127 Clearwire had approximately

123

http://files.shareholder.com/downloads/CLWR/2239836835x0x434823/25943b6a-1136-4e11-bafe-6b56a241777c/JPMorgan-2010.pdf, accessed on March 1, 2013, slide 4; http://files.shareholder.com/downloads/CLWR/2239836835x0x448922/c199dd61-e9b1-4694-ab5e-3108146f8483/Investor%20Presentation%20March%202011%20Final.pdf, accessed on March 1, 2013, slide 4; http://files.shareholder.com/downloads/CLWR/2239836835x0x466836/a24f1857-733d-484e-aaf4-65d08b7490a6/CLWR_Investor_Presentation_May_2011.pdf, accessed on March 1, 2013, slide 5; http://files.shareholder.com/downloads/CLWR/2239836835x0x546515/e25c9414-1c46-4fe7-abbe-c2769d335496/2012%2002%2028%20DB_Hope.pdf, accessed on March 1, 2013, slide 3; http://files.shareholder.com/downloads/CLWR/2239836835x0x554783/8dd20917-02ba-43ba-be7a-339803af8fa0/CLWR_Investor_Presentation_Q4_2011.pdf, accessed on March 1, 2013, slide 3; http://files.shareholder.com/downloads/CLWR/2239836835x0x600991/32db5f93-ac2a-4ead-958e-7a2cbe9fd9ae/2012%209%2019%20Communacopia_Hope.pdf, accessed on March 1, 2013, slide 3.

124	Evercore 12/12/12 Board Presentation, p. 15.
125	Centerview Canine 12/16/12 Report, p. 6.
126	Clearwire 2012 10-K.
127	Id., p. 79.

ANALYSIS GROUP 21

1.4 billion of total weighted average shares of Class A Common Stock outstanding (diluted).128 Based on these values, we calculate enterprise value and corresponding price per MHz pop of spectrum for several equity share values in Table 5 below.

As can be seen in Table 5, the Sprint offer corresponds to a spectrum price of $0.11 per MHz pop, and the DISH offer of $3.30 per share corresponds to a spectrum price of $0.12 per MHz pop. The Evercore Clearwire price range of $10.15 to $11.31 corresponds to spectrum prices between $0.33 and $0.37 per MHz pop. The Centerview Clearwire equity price range of $9.54 to $15.50 corresponds to spectrum price ranges between $0.31 and $0.50 per MHz pop. The Clearwire CFO estimates of spectrum values between $0.25 and $1.25 correspond to an equity price range of $7.57 to $39.65. If the transactions for impaired spectrum are considered to be a lower bound, they suggest an equity price range between $6.29 and $15.59, remarkably similar to the ranges presented by Evercore and Centerview. All of these values are substantially above the $2.97 share price offered by Sprint, indicating that Sprint’s offer dramatically undercompensates Clearwire’s shareholders for the value of Clearwire’s spectrum and, relatedly, the value of Clearwire’s TDD-LTE technology strategy.

Table 5: Correspondence between Share Price and Spectrum Price129

	Clearwire Share Price		Enterprise Value ($ billions)		Implicit Spectrum Value ($ billions)		Spectrum Price Per MHz Pop
Sprint Offer		$2.97		$8.4		$5.0		$0.11
Clearwire Stock Price, 12/31/2012		$2.89		$8.3		$4.9		$0.10
DISH Offer		$3.30		$8.9		$5.5		$0.12

Evercore Range of Equity Values under MCC Scenario	$ $	10.15 11.31	$ $	19.0 20.7	$ $	15.5 17.2	$ $	0.33 0.37

Centerview Range of Equity Values under MCC Scenario	$ $	9.54 15.50	$ $	18.1 26.8	$ $	14.6 23.4	$ $	0.31 0.50
		$7.57		$15.2		$11.8		$0.25
Clearwire Management’s Range of Spectrum Values		$39.65		$62.2		$58.8		$1.25

Range of Equity Values Based on Impaired Spectrum Transactions	$ $	6.29 15.59	$ $	13.3 26.9	$ $	9.9 23.5	$ $	0.21 0.50
Equity Value Based on Lower Bound of Unimpaired Spectrum Transactions		$17.19		$29.3		$25.9		$0.55

128	Id., p. 121. This figure does not include potentially dilutive effects of other share classes. Ycharts implicitly uses a value of 1.465 billion diluted shares to calculate market capitalization and enterprise value. We use the same value.
129	Sprint Press Release, “Sprint to Acquire 100 Percent Ownership of Clearwire for $2.97 per Share.” December 17, 2012;
http://finance.yahoo.com/q/hp?s=CLWR&a=11&b=27&c=2012&d=11&e=31&f=2012&g=d, accessed on February 27, 2013; Reuters, “Dish Network Offers to Buy Clearwire for $3.30 Per Share,” January 28, 2013; Evercore 12/12/12 Board Presentation, p. 15; Centerview Canine 12/16/12 Report, p. 6; http://files.shareholder.com/downloads/CLWR/2239836835x0x466836/a24f1857-733d-484e-aaf4-65d08b7490a6/CLWR_Investor_Presentation_May_2011.pdf, accessed on March 1, 2013, slide 5; http://files.shareholder.com/downloads/CLWR/2239836835x0x546515/e25c9414-1c46-4fe7-abbe-c2769d335496/2012%2002%2028%20DB_Hope.pdf, accessed on March 1, 2013, slide 3; FCC IB Docket No. 08-184, see Attachment 1; “Harbinger Business Model”; Dan Meyer, “Harbinger Completes Acquisition of SkyTerra,” RCR Wireless, March 30, 2010; Frank Rayal, “Setting a Value on the 2.3 Ghz WCS Band,” August 5, 2012.

ANALYSIS GROUP 22

V.	Sprint’s $2.97 offer for Clearwire does not compensate Clearwire’s shareholders for the value attributable to the MCC scenario or for the value of Clearwire’s spectrum holdings

As described above, the analyses presented to the Clearwire board’s Special Committee by Centerview and Evercore were based on two scenarios: a relatively unprofitable one with a single customer (“SCC”), and relatively profitable one with multiple customers (“MCC”). Sprint’s $2.97 offer for Clearwire does not adequately compensate Clearwire’s shareholders for the potential profitability of Clearwire’s TDD-LTE strategy or for the value of Clearwire’s spectrum holdings. As discussed in Sections III and IV, current technology and wireless demand trends suggest an important role for Clearwire’s MCC strategy with TDD-LTE technology and for Clearwire’s unparalleled spectrum holdings. Sprint’s $2.97 offer price substantially undervalues both of these opportunities.

Furthermore, Clearwire does not need complete Sprint ownership in order to pursue the MCC scenario with TDD-LTE technology. The MCC business case envisions Clearwire providing new TDD-LTE services to multiple wholesale customers. The MCC business model was not a product of the Sprint offer. Rather, since at least 2008, Clearwire has been pursuing a business model of selling 4G services—including the earliest 4G service, WiMAX—to multiple affiliates and wholesale customers, not just through Sprint. As Clearwire explained in its 2008 Form 10-K, “As a result of our entering into a 4G MVNO Agreement with affiliates of Sprint, Comcast, Time Warner Cable and Bright House, which we refer to as the 4G MVNO Agreement, …, we expect a portion of our revenues to be derived from our arrangements with our strategic partners, including Sprint and the Investors.”130 Clearwire was not only interested in wholesale arrangements through its investors but also through unrelated third parties: “To reach potential subscribers, we plan to offer our services through multiple sales channels, including … wholesale arrangements with third parties, including our strategic partners.”131

By 2012, Clearwire maintained the same business model, but wholesale distribution was primarily to Sprint. As Clearwire’s 2012 Form 10-K noted:

In our current 4G mobile broadband markets in the United States, we offer our services through retail channels and through our wholesale partners. Sprint accounts for substantially all of our wholesale sales to date, and currently has wholesale subscribers in each of our 4G markets. We ended 2012 with approximately 1.4 million retail and 8.2 million wholesale subscribers.132

This outcome, with Sprint as the primary if not sole wholesale buyer of Clearwire services, is remarkably similar to the unprofitable SCC business case developed by Clearwire management and assessed by Evercore and Centerview.

In its latest Form 10-K, Clearwire clearly states that its current business model, independent of the Sprint acquisition, is similar to the MCC scenario:

We believe that, as the demand for mobile broadband services continues its rapid growth, Sprint and other service providers will find it difficult, if not impossible, to satisfy their customers’ demands with their existing spectrum holdings. By deploying LTE, we believe that we should be able to take advantage of our leading spectrum position to offer substantial additional data capacity to Sprint and other existing and future mobile broadband service providers for resale to their customers on a cost effective basis.133

130	Clearwire, Form 10-K for calendar year ending December 31, 2008, filed March 26, 2009, p. 6.
131	Id., p. 7
132	Clearwire 2012 10-K, p. 2.
133	Id., p. 3.

ANALYSIS GROUP 23

Despite pursuing the MCC business model, Clearwire appears to have had difficulty moving from a single customer to multiple customers:

To date, while we have had a number of conversations with potential new wholesale partners about commercial agreements, we have not yet been successful in securing commitments from new partners that will meet our needs. However, we continue to pursue agreements with parties that have expressed interest.134

In none of its annual reports, nor in any other Clearwire documents that we have reviewed, does Clearwire predicate the success of the business model to sell to multiple wholesale customers on ownership of Clearwire completely by another company, much less by Sprint in particular. Indeed, nothing in the 2012 Form 10-K, which discusses the proposed Sprint acquisition in some detail, suggests that complete Sprint ownership (or Softbank-Sprint ownership in the event Softbank’s acquisition of Sprint is approved) will facilitate the acquisition of additional wholesale customers in a manner similar to the MCC scenario.135

To date, Clearwire has not managed to develop a vibrant wholesale service outside of Sprint, but that does not mean that it cannot or will not succeed in doing so in the future. In Section III, we described the TDD-LTE technology that Clearwire is deploying, and we explained why the wholesale model is more likely to succeed with TDD-LTE than with WiMAX technology. Unlike prior wireless technologies that can most efficiently be used on a stand-alone basis, the new TDD-LTE technology can be most efficiently used in combination with FDD-LTE, both to provide hybrid services and to enable carrier aggregation. Clearwire is particularly well-positioned to provide both hybrid LTE services as well as carrier aggregation on a wholesale basis for a variety of reasons including:

•	Clearwire is the only U.S. carrier currently deploying TDD-LTE technology;

•	Clearwire is the only U.S. carrier with sufficient spectrum to offer carrier aggregation services.

If a Clearwire acquisition makes sense for Sprint, it should make even more sense for an independent third party. Sprint (or Softbank-Sprint) ownership provides no special benefit for the MCC business plan.

VI.	Conclusion

Clearwire announced board approval of the acquisition of Clearwire by Sprint at a share price of $2.97 on December 17, 2012. Clearwire subsequently disclosed that two financial advisory firms, Centerview and Evercore, in the weeks prior to the board decision, presented to the board and its Special Committee evaluations of strategic options for Clearwire that included the MCC scenario. The MCC scenario is entirely consistent with new TDD-LTE technologies that are being widely adopted around the world in order to achieve the highest-speed wireless services. Under reasonable WACC and perpetuity growth rate assumptions found in investment analyst reports for Clearwire, Evercore’s long-term valuation of the MCC scenario is between $10.15 and $11.31 per share. Centerview’s long-term valuation of the MCC scenario is between $9.54 and $15.50 per share. These values are more than three times greater than Sprint’s offer. It is not clear from the disclosed presentations why the Clearwire board accepted the Sprint offer rather than pursing the MCC scenario.

The Sprint offer of $2.97 per share corresponds to a spectrum price of approximately $0.11 per MHz pop, not the $0.21 per MHz pop asserted by Sprint. A price of $0.11 per MHz pop is well below recent spectrum transactions, even for impaired spectrum. Evercore’s valuation of the MCC scenario under reasonable assumptions corresponds to a price of $0.33 to $0.37 per MHz pop, and Centerview’s valuation of the MCC scenario corresponds to a price of $0.31 to $0.50 per MHz pop. These values are consistent with values implied by recent transactions for impaired spectrum. These values are also consistent with the lower end of the range of spectrum values presented to the public by Clearwire executives. Sprint’s offer therefore fails to adequately compensate Clearwire’s shareholders for the value of Clearwire’s spectrum and, relatedly, the value of Clearwire’s TDD-LTE technology strategy.

134	Id., p. 3.
135	In fact, Sprint’s acquisition of Clearwire is contingent on the approval of Softbank’s acquisition of Sprint.

ANALYSIS GROUP 24

- CONFIDENTIAL -

Management Plan Overview

Financial Summary

	2011A	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	12 –’20 CAGR
MCC
Revenue	$1,253	$1,262	$1,207	$1,082	$2,351	$3,905	$5,098	$6,145	$7,141	$7,447	24.8%
Adjusted EBITDA(1)	($305)	($168)	($280)	($482)	$748	$2,275	$3,696	$4,871	$5,763	$5,940	NM
% Margin	-24.3%	-13.3%	-23.2%	-44.5%	31.8%	58.3%	72.5%	79.3%	80.7%	79.8%
Capital Expenditures	(220)	(157)	(327)	(294)	(235)	(390)	(510)	(614)	(714)	(745)	21.5%
Interest Expense	(477)	(514)	(512)	(511)	(511)	(510)	(510)	(510)	(510)	(510)	-0.1%
Free Cash Flow	(1,368)	(624)	(1,113)	(1,269)	(389)	1,200	2,524	2,184	2,600	2,768	NM

Cash Balance / (Deficit)	$1,108	$828	($350)	($1,654)	($2,075)	($898)	$1,596	$3,743	$6,306	$9,036

SCC
Revenue	$1,253	$1,262	$1,191	$839	$1,211	$1,714	$2,101	$2,434	$2,749	$2,904	11.0%
Adjusted EBITDA(1)	($305)	($168)	($267)	($717)	($387)	$106	$745	$1,287	$1,554	$1,640	NM
% Margin	-24.3%	-13.3%	-22.4%	-85.4%	-32.0%	6.2%	35.5%	52.9%	56.5%	56.5%
Capital Expenditures	(220)	(157)	(293)	(317)	(154)	(171)	(238)	(243)	(279)	(298)	8.4%
Interest Expense	(477)	(514)	(512)	(511)	(511)	(510)	(510)	(510)	(510)	(510)	-0.1%
Free Cash Flow	(1,368)	(624)	(1,065)	(1,545)	(1,267)	(641)	(57)	487	725	812	NM

Cash Balance / (Deficit)	$1,108	$828	($301)	($1,882)	($3,181)	($3,845)	($3,932)	($3,481)	($2,794)	($2,021)

				Indicates Maximum Funding Gap

Source: Financial projections per Collie management.
Note: U.S. dollars in millions.
(1) Adjusted EBITDA excludes non-cash charges per Collie management calculation.

ANALYSIS GROUP 25

Appendix B

Investment Analysts’ Weighted Average Cost of Capital (“WACC”) and Perpetuity Growth Rate Estimates

Analyst	Date	WACC	Perpetuity Growth Rate
JP Morgan	2/13/2013	10.5%	4.0%
Macquarie	2/12/2013	14.6%	3.0%
Morgan Stanley	2/11/2013	13.0%	4.0%
Morningstar	12/17/2012	12.1%	N/A
Wells Fargo	4/27/2012	11.5%	7.0%
Macquarie	3/14/2012	14.3%	3.0%
Average		12.7%	4.2%

Sources:

[1]	JP Morgan, “Clearwire”, February 13, 2013, p. 4.
[2]	Macquarie, “Clearwire—Uneventful Q4 report and earnings call; focus remains on Sprint”, February 12, 2013, p. 1.
[3]	Morgan Stanley, “Clearwire Corporation—Why is Clearwire Trading Above Sprint & DISH Offers?”, February 11, 2013, p. 6.
[4]	Morningstar, “DISH Gets FCC Spectrum Approval as Sprint-Clearwire Rumors Reheat”, December 17, 2012, p. 14.
[5]	Wells Fargo, “Clearwire Corp.”, April 27, 2012, p. 1
[6]	Macquarie, “Clearwire—Raising TP to $3 on higher EBITDA in 2013 and beyond”, March 14, 2012, p. 1.

ANALYSIS GROUP 26

ANNEX B

Valuation of Clearwire’s 2.5 GHz

Band Spectrum Assets

A Report by

Martyn Roetter, D.Phil. &

Alan Pearce, Ph.D.

Information Age Economics

Washington, DC

(202) 466-2654

February 2013

1

2

Executive Summary

This report focuses on what is a present day value of Clearwire’s spectrum assets in the 2.5 GHz Band. It finds that both bids by Sprint Nextel (Sprint) and DISH Network understate the true value. Sprint’s stated estimated value of $0.21 per MHz-POP is reflected in the $2.97 per share for the Clearwire shares that Sprint does not already own, in its proposal to acquire full control of Clearwire as part of a consolidation deal among Sprint, Clearwire and SoftBank. DISH put forth a marginally higher price in a separate and competing non-binding offer.

We have analyzed the value of Clearwire’s spectrum based on comparable transactions and the documented record of significant increases in the prices of spectrum allocated to mobile communications in the U.S. in several Bands since 2007-8. These price increases are primarily a result of progress in technology and rapidly rising volumes of mobile broadband traffic that are putting an increasing premium on the value of access to finite and scarce spectrum resources.

This analysis produces a range of values between $0.40 and $0.70 per MHz-POP. Even the bottom end of this range is substantially higher than Sprint’s valuation, which is also lower than the value ascribed to the 2.5 GHz frequencies that Sprint itself transferred to Clearwire in 2008. A spectrum valuation of $0.70 per MHz-POP increases the value of almost half of Clearwire by about $11.5 billion (an increase of $23 billion in Total Enterprise Value or TEV) according to the same methodology employed by Clearwire’s financial advisers. This TEV yields an implied share price, projected for September 30, 2013, of $17.86, using estimates of debt and cash balances as of that future date, that were included in Evercore Partners’ Presentation to the Clearwire Board of Directors on December 12, 2012. At $0.40 per MHz-POP the implied share price is $8.44. These prices are much higher than the $2.97 per share in Sprint’s bid for Clearwire and the $3.30 per share in DISH’s proposed transaction

This report also presents evidence that Sprint and Clearwire are concurrently delivering contradictory statements to the Federal Communications Commission (FCC), which is currently reviewing the proposed Sprint-Clearwire and Sprint-SoftBank transactions, and to the investment community about the “value” of Clearwire’s 2.5 GHz spectrum. Their filings with the FCC regarding the proposed transactions disparage the value of Clearwire’s 2.5 GHz spectrum and say that it is not comparable to, i.e., is lower in value than, other frequencies allocated to commercial mobile communications services. In contrast, their presentations to the investment community say that this spectrum is uniquely valuable, and will put a combined Sprint-Clearwire in a competitively viable position with respect to spectrum for the deployment of new and greater LTE-based capacity compared to their much larger rivals Verizon Wireless and AT&T Mobility.

Information from Sprint and Clearwire about their plans to deploy TD-LTE in Clearwire’s leased and/or licensed 2.5 GHz frequencies should provide evidence necessary to determine which of these statements is true. On the basis of this information it would be possible to assess whether the claims by Sprint and Clearwire of substantial limitations on the use, and hence the value, of 2.5 GHz for commercial mobile broadband networks are justified. It would also be possible to establish whether there is any spectrum that is surplus to Sprint’s needs and would possibly continue to lie unexploited for years to come if left entirely in its hands, to the detriment of the public interest during a period of rapid overall growth in the demand for increases in mobile broadband capacity. It would be in the public interest to make such surplus spectrum available for use by other mobile services providers, who currently have insufficient spectrum at their disposal, or are companies that may be interested in entering the mobile services market if they can gain access to spectrum that has been left unexploited for many years by Clearwire and its majority shareholder Sprint.

3

Furthermore, information from Sprint about the content of its past discussions and negotiations with former and potential partners, such as the major U.S. cable TV operators and LightSquared would resolve another key issue that has arisen in this Sprint-Clearwire transaction, namely whether as Sprint claims all other reasonable opportunities for itself, and for Clearwire, have been diligently pursued and have led nowhere. Therefore, according to Sprint, the ONLY remaining practical alternative includes the proposed Sprint-Clearwire transaction, and there is no other credible or significant competitive interest in Clearwire’s spectrum than Sprint’s.

Assessment of Precedent Spectrum Transactions Invoked in Sprint Bid

Sprint’s bid of $2.97 per Clearwire share attributes a value of $0.21 per MHz-POP to Clearwire’s 2.5 GHz licenses. There are two sources that we have analyzed for the precedent spectrum transactions, or “comparables”, that have been used as the bases for the value of Clearwire’s 2.5 GHz spectrum that is embedded in Sprint’s bid of $2.97/share — namely $0.21 per MHz-POP. These sources are the presentations given by the financial adviser to Clearwire’s Board of Directors on December 12, 2012 (Evercore Partners) and by the financial adviser to the Special Committee of the Board of Directors of Clearwire on December 3, 2012 (Centerview Partners). Both advisers concluded that the range of prices paid in appropriate spectrum transactions for comparison with Clearwire’s spectrum fell in the range of $0.18-0.26 per MHz-POP. These precedent transactions are identified in the Appendix to this report. They are included in preliminary Proxy statements filed with the SEC (Securities and Exchange Commission) by Clearwire and approved by Sprint.1

The transactions referred to in the two presentations by the financial advisers have significant but not complete overlap. They include five transactions in the 2.5 GHz Band, one in the WCS (Wireless Communication Services) Band (2.3 GHz), three in the AWS (Advanced Wireless Services) Band (Centerview only), one in the MSS (Mobile Satellite Service) L-Band (1.5/1.6 GHz), and four in the MSS S-Band (2-2.2 GHz). Evercore Partners also refers to the satellite operator GlobalStar as a trading comparable with Clearwire that has an implied spectrum value in the 1.6/2.4 GHz Band of $0.17 per MHz-POP.

However, with the exception of the AWS spectrum transactions, whose values lie higher than the range considered by the two financial advisers, all of these other spectrum transactions or valuations on which these financial advisors relied, invoked as setting bases for comparison with the value of Clearwire’s 2.5 GHz spectrum holdings, are in our opinion inappropriate comparisons for Sprint’s valuation of Clearwire as factually explained below.

Mobile Satellite Service Frequencies

MSS frequencies require FCC approval in the ATC (Ancillary Terrestrial Component) waiver process for use in terrestrial mobile broadband networks. Operators and service providers who wish to exploit ATC services do not yet have access to an ecosystem of equipment and devices, e.g., smart phones, etc., that can compete with those available for terrestrial mobile frequencies, including now the 2.5 GHz Band.

[1]	At: http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dsc13e3.htm; http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dex99c3.htm; http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dex99c4.htm; http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dex99c5.htm; http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dex99c6.htm; http://www.sec.gov/Archives/edgar/data/101830/000119312513033783/d476164dex99c7.htm: and “Sprint Issues Statement on Clearwire’s Proxy Filing, http://newsroom.sprint.com/article_display.cfm?article_id=2509

4

Consequently, MSS frequencies do not have the same value to services providers as, nor can they be considered comparable to, the 2.5 GHz Band, whose superior characteristics and prospects are analyzed in the following section.

Sprint itself, which in mid-2010 signed an agreement to host LightSquared’s planned terrestrial L-Band network, understands the formidable and multi-faceted nature of the regulatory, technical and commercial obstacles that stand in the way of a commercially successful terrestrial deployment of MSS frequencies under an ATC waiver. Indeed, in February 2012, the FCC withdrew its preliminary approval of LightSquared’s ATC application, issued in early 2011, following powerful and vocal opposition to its proposal from both private and public sector users, along with the GPS sector, and the Department of Defense, the Federal Aviation Administration, among others.

DISH’s purchase of S-Band frequencies from TerreStar was a distressed sale, as indeed Centerview Partners acknowledged, which alone should disqualify it as a basis for a comparative valuation of Clearwire’s spectrum. Terrestrial use of these frequencies is also subject to FCC approval of an ATC waiver, with build out obligations that can only be met if DISH, like LightSquared before it, finds a partner with existing terrestrial infrastructure to host a national deployment.

Sprint has intervened in DISH’s attempt to win its ATC waiver, seeking to impose conditions on the terrestrial use of DISH’s frequencies to which DISH objects, on the grounds that they are necessary to protect Sprint’s own LTE service in the adjacent PCS (Personal Communication Service, 1.9 GHz) Band. In light of all the well-known problems, with which Sprint is well acquainted, that are associated with the terrestrial use of the spectrum involved in the MSS transactions, their use as proxies for a fair price for Clearwire’s 2.5 GHz spectrum, that has none of these problems and to whose use Sprint has no objections, is not appropriate. Therefore, finding that the value of Clearwire’s spectrum is the same or slightly lower than the price of the MSS frequencies is not justified.

Other 2.5 GHz transactions

The 2.5 GHz transactions cited are as inappropriate as the MSS examples as a basis for comparison with Sprint’s current bid for Clearwire, although for different reasons.

The Sprint/Eagle River transaction and the DISH/Clearwire proposal are both intimately linked to Sprint’s own ongoing financial and corporate strategies, and cannot be regarded as providing an independent basis for valuation of Clearwire’s spectrum in an open, competitive market environment. The two other 2.5 GHz transactions cited (between Sprint and Clearwire in 2008, and Clearwire and BellSouth in 2007) are almost five and six years old respectively. Developments since that time, including the rapid growth in mobile traffic (the first iPhone was launched in mid-2007), and the widely recognized phenomenon of increases in the value of all spectrum licenses for mobile networks, mean that the prices paid in 2007-8 undervalue the same spectrum today.

The value of 2.5 GHz spectrum in 2008, when Sprint transferred its holdings in this band to Clearwire, was just over 20% higher than the price Sprint is now prepared to pay for this spectrum, despite evidence of a general increase in spectrum values since then2.

[2]	Clearwire itself acknowledged this increase in spectrum values in the fall of 2012: Clearwire Investor Presentation, Hope Cochran, CFO, http://files.shareholder.com/downloads/CLWR/2297982194x0x600991/32db5f93-ac2a-4ead-958e-7a2cbe9fd9ae/2012%209%2019%20Communacopia_Hope.pdf, slide 3.

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WCS Band

The WCS transaction between AT&T and NextWave appears at first glance to be a reasonable comparable for the purpose of valuing Clearwire’s 2.5 GHz spectrum, since it is close in frequency. However, on analysis it can be demonstrated that the NextWave frequencies have a substantially lower value than 2.5 GHz.

First, the amount of usable spectrum included in this transaction, and available for terrestrial mobile broadband services, is only 20 MHz, which increases the effective price paid to $0.37 per MHz-POP. Second, in contrast to the 2.5 GHz Band (see following section), there is not yet an existing or rapidly developing ecosystem of equipment or portfolio of customer devices being brought to market for this band. Outside the U.S. the structure of the 2.3 GHz Band is defined for unpaired frequencies, i.e., for TDD deployments, whereas in the U.S. 2.3 GHz frequencies will be paired for FDD systems. It is not unreasonable to expect that at some point FDD LTE, as well as TDD LTE, and combined FDD/TDD devices, will be forthcoming for 2.3 GHz frequencies. The first TDD LTE systems at 2.3 GHz are already being deployed in India. However, today, unlike the 2.5 GHz Band, the 2.3 GHz Band is not ready for optimal development and use, which makes it currently less valuable for exploitation to handle the rapidly growing volume of mobile broadband traffic.

Furthermore, AT&T is the ONLY operator that will deploy FDD LTE systems in the 2.3 GHz Band, whereas large operators around the world will be deploying both versions of LTE in the 2.5 GHz Band. Equipment, device and semiconductor vendors will likely give a lower priority to meeting specific AT&T-only needs as compared to the much larger common needs of operators across the globe. In terms of size by number of subscribers, AT&T is today in about 18th place in global service provider rankings. Given the later, and less certain, timing of the availability of equipment for deployment, and of a rich and competitive portfolio of 2.3 GHz devices to offer its customers, the value of this spectrum to AT&T is lower than the value of the spectrum at 2.5 GHz.

Evaluation of Appropriately Comparable Spectrum Transactions

Appropriate sources of U.S. secondary market spectrum transactions as reliable indicators of a fair price for Clearwire’s 2.5 GHz spectrum assets are those that involve AWS spectrum. The AWS Band is one of the important and valuable high bands that is rapidly becoming global, and will expand substantially in the U.S., and in other major national markets, as a band for the deployment of LTE, in this case FDD LTE. A significant ecosystem is developing for the necessary equipment and devices for AWS LTE networks, earlier than for the 2.5 GHz Band, but more limited in the number of countries where it will play a role. These countries are all in the Americas (excluding Brazil) or ITU (International Telecommunication Union) Region 2, but unlike the 2.5 GHz Band, do not extend to cover major markets in Europe and Asia as well. Major operators, notably Verizon and T-Mobile in the U.S., as well as Telcel (America Movil) in Mexico, and Rogers in Canada, provide the motivation in terms of addressable market volume for suppliers to include the AWS band as a priority in their LTE product development plans and portfolios.

Recently, Verizon has been the major acquirer of AWS spectrum, through complementary transactions announced at the end of 2011 and consummated in 2012 with four major cable TV multiple system operators (MSOs). The prices paid were $0.695 per MHz-POP for the larger transaction with the joint venture SpectrumCo (Comcast, Time Warner Cable and Bright House Networks) and $0.563 per MHz-POP for the much smaller transaction with Cox Communications. These prices represent an average increase of about 63% over the prices paid for the same spectrum in September 2006 in FCC Auction 66. This data point r-reflects the increasing value of spectrum over the past six-to-seven years.

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Prices paid in these AWS transactions are therefore much more accurate and comparable surrogates for the value of Clearwire’s 2.5 GHz spectrum than the transactions considered in the analyses performed by Clearwire’s two financial advisers. Sprint itself does not hold any AWS spectrum and failed to gain access to the AWS spectrum held by its erstwhile partners the cable operators. The 2.5 GHz Band would play the same role for Sprint in providing the rapidly growing broadband capacity it will need in high traffic areas as the AWS Band plays for other U.S. mobile operators.

A variation on this comparison is to apply the increase in value of the AWS spectrum over the past few years to the price paid for 2.5 GHz several years ago, before it emerged as a key global band for LTE deployments, and before the huge increase in mobile broadband data volumes became visible. In 2008 Sprint’s 2.5 GHz spectrum transferred to Clearwire (see Appendix) was valued at $0.255 per MHz-POP. A 63% increase in value would bring it up to $0.416 per MHz-POP.

Another historical benchmark occurred In September 2007 when Clearwire signed a lease with Beebe Public Schools, for its Little Rock, Arkansas EBS (Educational Broadcast Service) 2.5 GHz license, that paid $0.30 per MHz-POP on a net present value basis over 30 years, including a $2 million upfront payment, excluding service credits, for the spectrum, plus $3,000 in service credit payments3. This spectrum (EBS) is in the portion of the 2.5 GHz Band that both Sprint and Clearwire argue in filings with the FCC is “encumbered” and hence not worth as much as commercial wireless spectrum. Therefore, according to their own statements, any valuation assigned to it should be lower than the value of other portions of the 2.5 GHz Band. Moreover, spectrum in Little Rock is generally worth less and priced lower than spectrum acquired in the largest urban markets. A 63% increase in the value of this EBS spectrum as has occurred in the AWS Band translates to a current value of $0.489 per MHz-POP.

A further consideration in the value of 2.5 GHz is whether Sprint’s specific business and competitive circumstances make these frequencies of even higher value for its current and future needs and purposes than they are for other potential acquirers or users. There is a prima facie case for this finding based on Sprint’s immediate need for access to this spectrum for additional LTE capacity, if it is to be competitive with its three national rivals in delivering increasingly important LTE-based mobile broadband access services. Clearwire’s 2.5 GHz is now the ONLY feasible alternative for Sprint to deliver competitive LTE capacity in a total of 20-40 MHz in the short-to-medium-term.

This capacity will have to be operational in major U.S. markets by the end of 2014 in order to keep up with Sprint’s three national competitors, Verizon Wireless, AT&T Mobility and T-Mobile USA. Sprint now finds itself in a spectrum deficit position similar to that which led Verizon to acquire more AWS spectrum in 2012 at a substantially increased price over its value in 2006, and AT&T to acquire more Lower 700 MHz Band spectrum in early 2013 at a significantly increased price4 over its value in 2008. In both cases these two major national operators needed additional spectrum in order to expand the coverage and capacity within their LTE deployments. For example Verizon will now be able to deploy 2x10 MHz of LTE capacity across much of the nation to supplement its 2x10 MHz LTE network in Band Class 13 in the Upper 700 MHz band, which will reach

[3]	Beebe County School District, June 30, 2008, Auditor’s Report, at page 17, note 11, at arklegaudit.gov/showfile.php?t=webaudit&fid=EDSD39708.
[4]	This price is well over $4 per MHz-POP if the value of the AWS spectrum A&T proposes to transfer to Verizon as part of the transaction is included, compared to the $3.69 per MHz-POP Verizon paid for these Lower 700 MHz Block B licenses in 2008.

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300 million POPs during 2013. Because of its recent transactions, AT&T will soon be able to deploy 2x10 MHz LTE in its Lower 700 MHz band frequencies. Even T-Mobile, a relative latecomer to LTE, will be in position to deploy 2x10 or even 2x20 MHz LTE across its footprint in the AWS band during 2013 and 20145.

At least for now, Sprint is only able to deploy 2x 5 MHz LTE in its PCS band Block G. While there is the possibility that it may succeed in acquiring an additional 2x5 MHz in the adjacent PCS Block H, due to be auctioned in 2013, Sprint’s success in this auction cannot be guaranteed. After shutdown of its Nextel iDEN (integrated Digital Enhanced Network) at 800 MHz in mid-2013, Sprint will be able to deploy another 2x5 MHz LTE system in these frequencies, plus a 1.25 MHz CDMA/EVDO (Code Division Multiple Access/Evolution Data Optimized) carrier. This deployment could begin before the end of 2014. Nonetheless, absent access to significant TDD-LTE capacity at 2.5 GHz in the highest traffic areas, Sprint will be hard pressed to deliver competitive amounts of LTE capacity in the relatively short-to-medium term.

Sprint says that it and Clearwire have diligently investigated all reasonable business options and possibilities, both for Sprint to secure access to more spectrum, and to find other buyers or users of Clearwire’s spectrum. Lack of success in all these endeavors leaves the Sprint-Clearwire deal as the only remaining alternative. However, Sprint’s support of LightSquared, and the decision of its cable TV MSO partners, who held significant AWS spectrum, to partner with their traditional competitive rival, Verizon, in collaborating and cooperating in their core businesses (whereas Sprint does not compete in these core businesses) gives rise to legitimate doubts whether Sprint and Clearwire made an effective and credible effort to pursue a business relationship work with SpectrumCo, i.e., the Cable MSOs.

The results of this valuation of Clearwire’s 2.5 GHz assets support a range of values in the $0.40-0.70 per MHz-POP range. Moreover, this “value range” is derived from prices paid in actual spectrum transactions by operators in less difficult capacity-challenged competitive and network situations than Sprint finds itself today. In our opinion these Sprint-specific circumstances as of early 2013 would likely increase the value of Clearwire’s spectrum to Sprint today even further.

Drivers of the Increased and Increasing Value of 2.5 GHz Spectrum

The recent and continuing drivers of increased value of the 2.5 GHz Band, which Clearwire holds, include:

•

The rising demand for more spectrum to handle the rapidly growing volume of mobile broadband traffic, which grew globally by 70% in 2012, and is forecast to grow 13 fold between 2012 and 2017[6], shrinking the supply of usable spectrum in relation to the traffic it will have to carry (there are other tools operators are using to cope with this anticipated tsunami of data, from Wi-Fi “offloading” to the introduction of a host of new technologies in LTE and LTE-Advanced to improve spectral efficiency and innovative small cell network architectures).

•	The total capacity in the 2.5 GHz Band, which amounts to some 190 MHz, more than any other individual frequency band for mobile communications.

[5]	T-Mobile promises 20x20 MHz LTE network with MetroPCS spectrum, http://www.fiercebroadbandwireless.com/story/t-mobile-promises-20x20-mhz-lte-network-metropcs-spectrum/2012-10-03
[6]	Cisco Visual Networking Index: Global Mobile Data Traffic Forecast Update, 2012–2017, http://www.cisco.com/en/US/solutions/collateral/ns341/ns525/ns537/ns705/ns827/white paper c11-520862.pdf

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•

The spread of intercontinental, as well as international, regional commitments to harmonized band structures for the 2.5 GHz Band, (referred to outside North America as the 2.6 GHz Band) establishing it in a unique position to become a quasi-global band for broadband roaming[7].

•

The commitment of major equipment, device and semi-conductor vendors and standards organizations to develop and commercialize a global supply ecosystem to enable operators and mobile customers to benefit from very large economies of scale, as well as widely available, accessible, and hopefully affordable interoperability in and across both FDD and TDD LTE networks.

Substantial progress has been achieved in these last three areas as a result of recent and planned regulatory decisions and 2.5 GHz spectrum allocations and assignments as well as commercial or private sector initiatives in Europe, Asia and elsewhere. As recently as 5 years ago, when Sprint transferred its 2.5 GHz licenses to Clearwire, the picture for LTE, and in particular its role in, and for, the 2.5 GHz Band, were not well defined or obvious, certainly not to Sprint or Clearwire.8 Now, with these developments, the value of the 2.5 GHz Band is clear and thus its value is increasing.

The value of AWS spectrum has increased by about two thirds since FCC Auction 66 in 2006, ironically the year in which Sprint announced its choice of WiMAX (Worldwide Interoperability for Microwave Access) as the mobile broadband technology to deploy at 2.5 GHz. WiMAX is now recognized as at most a niche technology, the further development and commercialization of which has been abandoned by all major equipment, device and semi-conductor suppliers in favor of LTE.

Contradictory Statements of Sprint and Clearwire on Spectrum Values

Sprint and Clearwire both take opposed positions on the value of Clearwire’s 2.5 GHz spectrum, depending on the audience that they are addressing, whether it is the FCC or the investment community. To the FCC, both Sprint and Clearwire present the limitations and encumbrances of 2.5 GHz frequencies that in their view disqualify, and should continue to disqualify, the majority of this bandwidth (about 135 MHz or over two thirds of the total of 194 MHz) from inclusion in the FCC’s spectrum screen. The FCC uses its spectrum screen as a guideline to assess whether, in order to sustain competition, an operator should be limited in the total amount of spectrum that it can hold and acquire because spectrum is a finite, publically-owned resource, and is an essential input for mobile communications. The factors cited by Sprintand Clearwire to the FCC include a wide range of technical, regulatory and licensing issues that they say make 2.5 GHz spectrum significantly more problematic for use in mobile broadband network deployments, and therefore presumably less valuable, than frequencies in other bands.9,10

[7]	“The 2.6 GHz Spectrum Band—An Opportunity for Global Mobile Broadband,” GSM Association, http://www.gsma.com/spectrum/the-2-6ghz-spectrum-band-an-opportunity-for-global-mobile-broadband-3
[8]	“Sprint and Clearwire to combine WIMAX businesses, creating a new mobile broadband company,” http://corporate.clearwire.com/releasedetail.cfm?ReleaseID=551197
[9]	Reply Comments of Clearwire Corporation, FCC Docket 12-269, January 7, 2013, http://apps.fcc.gov/ecfs/document/view?id=7022099941— “The Unique Characteristics Of The 2.5 GHz Band Continue To Support The Commission’s Decision To Exclude A Portion of The 2.5 GHz Band From The Spectrum Screen”.
[10]	JOINT OPPOSITION TO PETITIONS TO DENY AND REPLY TO COMMENTS, FCC Docket 12-343, February 12, 2013, http://apps.fcc.gov/ecfs/document/view?id=7022121075; Reply Comments of Sprint Nextel, FCC Docket 12-269, January 7, 2013, pp. 21-28, http://apps.fcc.gov/ecfs/document/view?id=7022099989—“… there are technical factors as well as regulatory and licensing issues that continue to diminish the utility of all 2.5 GHz spectrum.”

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Simultaneously, both Sprint and Clearwire say that the depth of spectrum that Clearwire holds at 2.5 GHz, i.e., 160 MHz in the top 100 markets, gives, or will give, a fully combined Sprint-Clearwire a substantial competitive advantage in delivering broadband capacity to mobile customers. According to Clearwire’s Chief Technology Officer11:

“’This is the future of mobile broadband,’ says Dr. John Saw, Clearwire’s Chief Technology Officer. ‘We believe our LTE Advanced-ready network design, which leverages our deep spectrum with wide channels, can achieve greater speeds and capacity than other networks. We believe Clearwire is the only carrier with the unencumbered spectrum portfolio required to achieve this level of speed and capacity in the United States.’

‘In addition, the 2.5 GHz spectrum band and TDD-LTE technology that we have chosen has rapidly become a common configuration worldwide for 4G deployments, creating a potentially robust, cost-effective and global ecosystem that could serve billions of devices,’ Saw added. ’We anticipate that the economies of scale derived from this global ecosystem will act as a catalyst for the development of thousands of low-cost devices and applications’.”

The Sprint-Clearwire investor presentation12 in mid-December, 2012 referred to the goals and benefits of Sprint’s acquisition of full control of Clearwire in the following language (emphasis in the original):

“Gain full control of valuable spectrum resource and LTE deployment”

“Timing of the transaction enables the efficient deployment of LTE on 2.5 with the greatest expected efficiencies”

“Creates Robust spectrum portfolio”

“LTE-TD Depth enables capacity and speed”.

“Valuable”, “robust”, “efficient deployment”, “greatest expected efficiencies” and “LTE-TD depth” are not consistent with the list of encumbrances which Sprint and Clearwire have invoked in their regulatory filings in January and February, 2013 to justify downgrading the value of 2.5 GHz frequencies. For example in Reply Comments filed on January 7 in FCC Docket 12-269, Sprint describes 112.5 MHz of this spectrum (almost 60% of the total bandwidth) with the phrase, “EBS spectrum therefore cannot be equated with commercial wireless spectrum.” In a recent filing that analyzed Clearwire’s actual wireless broadband deployments, EBS licensees have pointed out that the allegedly significant encumbrances to use of these frequencies for mobile broadband services are in reality of minor consequence, and are being exaggerated by Sprint.13 Furthermore, the filing describes the healthy competition for EBS spectrum that would follow if it were made available to other wireless operators, who are in need of additional capacity. This open competition would lead to higher prices for EBS licenses than are claimed to represent their market value in Sprint’s proposal to acquire full control of Clearwire including its EBS leases.

Sprint’s CEO Dan Hesse is also quoted as saying in reference to gaining full control of Clearwire (emphasis added):

“Today’s transaction marks yet another significant step in Sprint’s improved competitive position and ability to offer customers better products, more choices and better services. Sprint is uniquely positioned to maximize

[11]	Clearwire’s 4G/LTE Network, http://www.clearwire.com/company/featured-story
[12]	Sprint/Clearwire Investor Call, December 17, 2012, http://investors.sprint.com/Cache/1500044985.PDF?D=&O=PDF&IID=4057219&Y=&T=&FID=1500044985
[13]	“Comments of EBS licensees supporting Verizon Request,” http://apps.fcc.gov/ecfs/document/view?id=7022121109

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the value of Clearwire’s spectrum and efficiently deploy it to increase Sprint’s network capacity. We believe this transaction, particularly when leveraged with our SoftBank relationship, is further validation of our strategy and allows Sprint to control its network destiny.”14

These assessments of the value of Clearwire’s spectrum, targeted separately at the FCC and the investment community by both Sprint and Clearwire, are irreconcilable. Sprint appears to be downplaying the worth of the 2.5 GHz licenses, held and leased by Clearwire, to the FCC. At the same time Sprint’s portrayal to the investment community that its full control of Clearwire’s 2.5 GHz spectrum assets will give it future competitive superiority over even Verizon and AT&T, makes no reference to any idea that the assets are “encumbered”.

Conclusions

Sprint’s stated valuation of $0.21 per MHz-POP embedded in its bid of $2.97 per share for the Clearwire shares it does not own, and even the slightly greater value implied in DISH’s 11% higher bid of $3.30 per share, underestimate the value of the 2.5 GHz spectrum in today’s U.S. mobile broadband market and competitive circumstances.

The financial advisers retained by Clearwire have failed to demonstrate that the price offered is fair, and have used irrelevant comparisons with other spectrum transactions in their attempts to do so. As they admit in their disclaimers, they have not performed any independent validation of the information they were provided by management.

In contrast, a rational and independent assessment of the value of Clearwire’s spectrum assets yields a range of values between $0.40-0.70 per MHz-POP, even without taking into account the situation, and imperative need for access to this spectrum, for LTE capacity in which Sprint uniquely finds itself today. Due to Sprint’s failure to pursue other business alliances to gain access to more high band spectrum, Clearwire’s 2.5 GHz Band asset is now the only alternative that Sprint has to be able to deploy competitive LTE capacity in a total of 20-40 MHz, thus making it even more valuable to Sprint and SoftBank. This capacity will have to be operational in major U.S. markets by the end of 2014 if Sprint is to keep up with its three national competitors, Verizon Wireless, AT&T Mobility and T-Mobile USA.

Sprint and Clearwire have asserted before the FCC that the latter’s 2.5 GHz spectrum is less valuable than other bands for a variety of technology, regulatory and licensing reasons, at the same time as they assert that a combined Sprint-Clearwire would be in the most powerful spectrum and potential mobile broadband capacity position of any U.S. operator. A new and truly independent and objective valuation of Clearwire’s spectrum assets should be carried out because those submitted by Evercore Partners and Centerview Partners are not credible and are indeed contradicted by the evidence that they have thus far presented. Subject to appropriate safeguards of confidential material, Sprint and Clearwire must be required to reveal their plans and expectations for use of this spectrum in order to determine whether the array of encumbrances they refer to in the 2.5 GHz Band are significant, or of minor concern, and easily overcome or explained away. This information would also settle the question of whether there is significant “surplus” spectrum for Sprint’s needs in Clearwire’s holdings at 2.5 GHz that in the public interest could be put to productive use by other operators and not left unused for several more years. Sprint and Clearwire must also be required to reveal information about their separate and joint failed attempts to secure access to other high band spectrum (for Sprint) and customers (for Clearwire) in order to independently assess, verify and validate the contention that the proposed Sprint-Clearwire transaction is the only legitimate practical alternative for Clearwire.

[14]	http://newsroom.sprint.com/article_display.cfm?article_id=2477

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Clearwire and Sprint represent a key element in SoftBank’s interest in Sprint that should also be reflected in the value Clearwire’s non-Sprint investors receive for selling their shares. Table 1 presents the implied share price for Clearwire based on the range of spectrum valuations developed in this report, plus the mid-point of the range of spectrum valuations considered in the Evercore presentation:

Table 1: Implied Share Price of Clearwire

	$ per MHz-POP for 2.5 GHz Spectrum
	0.22*	0.40	0.50	0.60	0.70
Adjusted TEV[1] , $ million	10,171	18,800	23,500	28,200	32,900
Less NPV of Spectrum Leases[2] , $ million	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Net Proceeds, $ million	8,371	17,000	21,700	26,400	31,100
Less Debt[3,4] (12/31/2012), $ million	(4,486)	(4,486)	(4,486)	(4,486)	(4,486)
Plus cash[4] (12/31/2012), $ million	828	828	828	828	828
Implied Equity Value, $ million	4,714	13,342	18,042	22,742	27,443
Implied Share Price (12/31/2012)	$3.15	$8.92	$12.06	$15.20	$18.34
Implied Share Price (9/30/2013)[5]	$2.67	$8.44	$11.58	$14.72	$17.86

*	Mid-point of Evercore range of spectrum valuation.

The notes are taken from the Evercore Partners Presentation (see Appendix) included in Clearwire’s preliminary proxy statement to the SEC:

1.	Total Enterprise Value based on a sale of all spectrum (47 billion MHz-POPs).
2.	2012 lease payments of $180 million, with 2.0% perpetuity growth rate discounted at yield of 1st lien debt 12% assuming payments are made into perpetuity.
3.	Debt amount excludes Sprint promissory note of $150 million for LTE expansion
4.	Based on management estimates for debt and cash.
5.	Based on estimated debt balance of $4,471 million and estimated cash balance of $92 million at 9/30/2013.

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Appendix: Precedent Transactions Used by Clearwire’s Financial Advisers to Value Its Spectrum

A1: Evercore Partners

Source: Evercore Partners Presentation to Clearwire Board of Directors, December 12, 2012.

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Table A1: Implied Share Price of Clearwire according to Evercore Partners

Appendix	Preliminary Draft – Confidential
Implied Share Price Based on Spectrum Valuation	($ in millions)

	$/MHz-POP
	$0.18	$0.22	$0.26
Adjusted TEV(1)	$8,460	$10,171	$12,220
Less: NPV of Spectrum Leases(2)	(1,800)	(1,800)	(1,800)

Net Proceeds	$6,660	$8,371	$10,420
Less: Debt (12/31/12)(3)(4)	(4,486)	(4,486)	(4,486)
Plus: Cash (12/31/12)(4)	828	828	828

Implied Equity Value	$3,003	$4,714	$6,763
Implied Share Price (12/31/12)	$2.01	$3.15	$4.52
Implied Share Price (9/30/13)(5)	$1.53	$2.67	$4.04

Source: Company filings; Management estimates

Note:	Assumes no value for net assets and includes no costs associated with on-going commitments and liabilities, based on Management guidance
(1)	Based on a sale of all spectrum (47.0bn MHz-POPs)
(2)	2012 annual lease payments of $180mm with 2.0% perpetuity growth rate discounted at yield of 1st lien debt, 12.0% assuming payments are made into perpetuity
(3)	Debt amount excludes Sprint promissory note of $150mm for LTE expansion
(4)	Based on Management estimates for debt and cash
(5)	Based on SCC estimates 9/30/13 debt balance of $4,471mm and estimated 9/30/13 cash balance of S92mm

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A2: Centerview Partners

Table A2: Precedent Spectrum Transactions Invoked by Centerview Partners to Value Clearwire’s Spectrum

Frequency	Buyer	Target	$/MHz-POP	Date Announced	Transn. Value, $ millions		Total MHz-POP, x10[6]		Comments
	Clearwire	Sprint’s spectrum	0.255	5/07/08	7,400	[1]	28,989	[2]	Price for spectrum Sprint contributed for stake in Clearwire

2.5 GHz	DISH	Clearwire	0.214	N/A	2,433		11,367		Preliminary DISH proposal
	Sprint	Eagle River (Clearwire)	0.210	10/17/2012	9,893		47,000		Based on $2.97/share
	Clearwire	BellSouth	0.176	2/15/2007	300		1,700		Required Divestiture for AT&T-BellSouth acquisition

WCS (2.3 GHz)	AT&T	NextWave[3]	0.211	8/2/2012	600		2,846	[4]	Price with usable spectrum only is $0.37; Subject to FCC approval of AT&T/Sirius plan

MSS (S and L-Band)	Harbinger (LightSqu- ared)	SkyTerra	0.247	9/23/2009	1,849		5,180		See note 5
	DISH	DBSD	0.227	2/1/2011	1,364	[5]	6,000		See note 5
	DISH	TerreStar	0.209	6/14/2011	1,382	[5]	6,600		See note 5

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Frequency	Buyer	Target	$/MHz -POP	Date Announced	Transn. Value, $ million	Total MHz-POP, x10[6]		Comments
AWS (1.7/2.1 GHz)	Verizon	SpectrumCo (Comcast, Time Warner Cable, Bright House Networks)	0.695	12/2/2011	3,600	5,180		Contiguous with current frequency holdings; Able to deploy immediately; Part of extensive joint development, and sales agreements with cable operators
	Verizon	Cox	0.563	12/16/2011	315	560		Contiguous with current frequency holdings; Able to deploy immediately; Complements SpectrumCo transaction
	Verizon	NextWave spectrum	0.253	7/17/2008	150	593	[6]

Source: Adapted from Centerview Partners Discussion Materials for the Special Committee of the Board of Directors of Clearwire, December 3, 2012.

Notes:

1.	Reflects total transaction size at “headline” target price of $20/share (price after post-closing adjustments to be with $17-23 range).
2.	Reflects Sprint spectrum to be contributed as of 4/30/2008. Merger agreement specifies a minimum of 27.540 billion MHz-POPs at closing.
3.	Transaction was primarily WCS but also included AWS spectrum.
4.	Includes unusable C/D blocks due to requirement for guard bands with Sirius satellite radio transmissions – 1.607 billion MHz-POPs excluding these blocks.
5.	Final closing prices as per Q1 2012 10-Q.
6.	Divestiture included both 10 and 20 MHz blocks, assumes average of 15 MHz as per Wall Street research.

Glossary

$ per MHz-POP: A metric commonly used to express the value of spectrum. It is the price paid for a spectrum license divided by the product of the amount of bandwidth (in megahertz) included in the license, multiplied by the population (POP) in the area that the license covers. In the U.S., spectrum licenses for mobile communications services are awarded within areas of varying sizes, not on a national basis as in many other countries. Currently the U.S. has a total of some 310 million POPs. For example, national coverage of the U.S., with a spectrum depth of 10 MHz, involves 3.1 billion MHz-POPs, so if the total price paid for all the licenses is $2 billion, the spectrum is valued at $0.645 per MHz-POP.

FDD: Frequency Division Duplex—a transmission scheme in which upstream (subscriber to base station), occupy different channels or frequencies than downstream (base station to subscriber) transmissions.

16

LTE: Long Term Evolution—a broadband mobile communications cellular standard developed by the 3rd Generation Partnership Project (3GPP) which has emerged as the worldwide standard for next generation (4G or fourth generation) mobile networks.

TDD: Time Division Duplex—a transmission scheme in which both directions of transmission share the same channel, or frequency, and have to be separated in time. TDD is most efficient in high traffic areas where the distance between subscribers and the base station serving them is small.

Research Team

Martyn Roetter, D.Phil.

Dr. Roetter is a former Vice President at Arthur D. Little Inc., and has over 30 years of global consulting experience at a number of U.S. and Europe-based firms, as well as his own sole proprietorship, with business strategy, technology-related issues, and public policy. He has frequently dealt with the interactions between business, technology, and finance, as well as regulation, politics, and public policy. He has carried out strategy assessment and implementation work as well as project due diligence for network operators, service providers, components and equipment vendors, and their investors. His clients and their target geographies have ranged extensively across the Americas, Europe, Asia, and the Middle East and Africa. Most recently he has been concentrating on the economics, markets, and business plans of wireless communications operators, including techno-economic comparisons of new broadband wireless technologies such as WiMAX, HSPA, EV-DO, and LTE, as well as, in the broader arena of ICT, next generation Web services and the implications of all-IP networks for fixed/mobile competition and convergence and related regulatory issues. He has tackled a number of projects involving competitive and other business dynamics that reflect the changing shape of globalization, i.e. the “globalization of globalization”, in which the traditional economic powerhouses of North America, Western Europe, and Japan have been joined by major actors such as China, India, and Brazil, as well as financial investors from the Middle East.

He served as a non-executive member on the Board of Directors of Allen Telecom (leading global supplier of wireless subsystems) from 1998 until its acquisition by Andrew Corp. in 2003. He was educated in England, Germany, and the U.S., and holds a doctorate in physics from the University of Oxford. A U.S. citizen, he speaks English, French and German.

Alan Pearce, Ph.D.

Dr. Pearce founded Information Age Economics, a Washington, DC research company, in 1979 after a senior-level public policy career at the Federal Communications Commission, the US Congress, and the Executive Office of the President. At the FCC he was one of the prime architects that helped lay the foundation of a new information era. During a five-year tenure in the Office of the Chairman, Pearce helped oversee the investigation of AT&T and Western Electric, et al., which eventually led to the breakup of the Bell System in 1984; the early policies that encouraged the convergence of computers and communications; the launching of domestic satellites to provide telecommunications-information-entertainment services; the beginning of public policies encouraging the development of cable TV; investigations into the business and profits of children’s TV programming, and business relationships between the Hollywood movie and program production industry and the TV networks; the economic effects, if any, of the sports anti-blackout legislation on professional football basketball, baseball, and ice hockey; and wireless and spectrum policies that resulted in the creation of universally available services at affordable prices.

17

Since leaving the government, Dr. Pearce has provided professional services to telecommunications, wireless, satellite, cable TV, movie and program production companies, and radio and TV broadcasting corporations, along with software and equipment manufacturers. He has also consulted with a wide variety of government organizations at the international, federal, state, and local levels. A prolific writer and researcher, he has also lectured on privatizations and appropriate regulatory structures, spectrum auctions, antitrust issues and actions, mergers and acquisitions, appraisals and valuations, franchises and service rates throughout the world.

Prior to coming to the United States, Dr. Pearce was both an undergraduate and graduate student at The London School of Economics, leaving with bachelors and masters degrees, and has a doctorate in business and telecommunications from Indiana University.

18

ANNEX C

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION OF PROXIES

CFL and CIC are participants in this solicitation of proxies for the Special Meeting. In addition, the following persons may also be deemed to be participants in this solicitation of proxies for the Special Meeting (such persons, together with CFL and CIC, the “Crest Participants”): the Jamal and Rania Daniel Revocable Trust (the “Jamal and Rania Daniel Trust”), Mr. Jamal Daniel, Mrs. Rania Daniel, DTN LNG, LLC (“DTN LNG”), DTN Investments, LLC (“DTN Investments”), the Daria Daniel 2003 Trust (the “Daria Daniel Trust”), the Thalia Daniel 2003 Trust (the “Thalia Daniel Trust”), the Naia Daniel 2003 Trust (the “Naia Daniel Trust”), Mr. John M. Howland, Mr. Eric E. Stoerr, the Halim Daniel 2012 Trust (the “Halim Daniel Trust”), Mr. Michael Wheaton, Mr. Halim Daniel, Uniteg Holding SA (“Uniteg”) and Crest Switzerland, LLC (“Crest Switzerland”).

Principal Businesses of the Crest Participants

CFL is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities. The general partner of CFL is CIC, which owns a 1% interest in CFL. The sole limited partner of CFL is the Jamal and Rania Daniel Trust, which owns the remaining 99% interest in CFL.

CIC is a corporation under the laws of the State of Texas. Its principal business is investing in securities and serving as the general partner of CFL. The sole stockholder of CIC is the Jamal and Rania Daniel Trust, which owns a 100% interest in CIC.

The Jamal and Rania Daniel Trust is a revocable trust under the laws of the State of Texas. Its trustee is Mr. Daniel. Its grantors are Mr. Jamal Daniel and Mrs. Rania Daniel, who have joint power to revoke the trust.

Mr. Jamal Daniel is a citizen of the United States of America. His principal occupation is serving as President of CFL, as the Sole Director and President of CIC and as the trustee under the Jamal and Rania Daniel Trust.

Mrs. Rania Daniel is a citizen of the United States of America. Her principal occupation is homemaker.

DTN LNG is a limited liability company under the laws of the State of Delaware. Its principal business is investing in securities. The sole member of DTN LNG is DTN Investments, which owns a 100% interest in DTN LNG.

DTN Investments is a limited liability company under the laws of the State of Delaware. Its principal business is investing in securities. The members of DTN Investments are the Daria Daniel Trust, the Thalia Daniel Trust and the Naia Daniel Trust, each of which owns a 33 1/3% interest in DTN Investments.

The Daria Daniel Trust is an irrevocable trust under the laws of the State of Texas. Its trustee is Mr. Howland.

The Thalia Daniel Trust is an irrevocable trust under the laws of the State of Texas. Its trustee is Mr. Howland.

The Naia Daniel Trust is an irrevocable trust under the laws of the State of Texas. Its trustee is Mr. Howland.

Mr. Howland is a citizen of the United States of America. His principal occupation is serving as the trustee under the Daria Daniel Trust, the Thalia Daniel Trust and the Naia Daniel Trust.

Mr. Stoerr is a citizen of the United States of America. His principal occupation is serving as Senior Vice President of Energy of CIC.

The Halim Daniel Trust is a revocable trust under the laws of the Cayman Islands. Its trustee is Mr. Wheaton. Its grantor is Mr. Halim Daniel, who has the power to revoke the trust.

Mr. Halim Daniel is a citizen of Lebanon. His principal occupation is serving as a business executive.

Mr. Michael Wheaton is a citizen of the Cayman Islands. His principal occupation is as director of Axis International Management, Ltd.

Uniteg is a Société Anonyme under the laws of Switzerland. Its principal business is serving as a holding company. Crest Switzerland owns 100% of the interests in Uniteg.

Crest Switzerland is a limited liability company under the laws of the State of Delaware. Its principal business is investing in securities. CFL and DTN Investments each own 50% of the interests in Crest Switzerland.

During the past ten years, neither any of the Crest Participants, nor any person named on Schedule A hereto, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Principal Offices of the Crest Participants

The address of the principal business and the address of the principal office of CFL, CIC, the Jamal and Rania Daniel Trust, Mr. Jamal Daniel, Mrs. Rania Daniel, DTN LNG, DTN Investments, the Daria Daniel Trust, the Thalia Daniel Trust, the Nadia Daniel Trust, Mr. Howland, Mr. Stoerr, Uniteg and Crest Switzerland is JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002. The address of the principal business and the address of the principal office of the Halim Daniel Trust and Mr. Wheaton is 2nd Floor Windward III, Regatta Office Park, 85 Peninsula Ave. P.O. Box 31661, Grand Cayman KY1-1207, Cayman Islands. The address of the principal business and the address of the principal office of Mr. Halim Daniel is 8 Chemin de la Tour de Champel, CH1206, Geneva, Switzerland.

Beneficial and Record Ownership of the Crest Participants

As of May 3, 2013, the Crest Participants may be deemed to be the beneficial owner of, in the aggregate, 57,653,419 shares of Class A Common Stock, representing approximately 8.25% of the outstanding shares of Class A Common Stock based upon the 699,171,925 shares stated to be outstanding as of April 2, 2013 according to the Clearwire Proxy Statement.

CFL may be deemed to be the beneficial owner of 36,183,649 shares of Class A Common Stock because CFL is (i) the owner of 35,883,649 shares of Class A Common Stock through a bank, brokerage firm or other nominee, and (ii) the owner of a 50% interest in Crest Switzerland.

CIC may be deemed to be the beneficial owner of 36,183,649 shares of Class A Common Stock because CIC is the general partner of CFL.

The Jamal and Rania Daniel Trust may be deemed to be the beneficial owner of 36,183,649 shares of Class A Common Stock because the Jamal and Rania Daniel Trust is the owner of a 100% interest in CIC and a 99% interest in CFL.

Mr. Jamal Daniel may be deemed to be the beneficial owner of 36,183,649 shares of Class A Common Stock because Mr. Jamal Daniel is (i) the trustee under the Jamal and Rania Daniel Trust, with the power to vote or direct the vote, and the power to dispose or direct the disposition of, securities, and (ii) a grantor under the Jamal and Rania Daniel Trust with the joint power to revoke such trust.

Mrs. Rania Daniel may be deemed to be the beneficial owner of 36,183,649 shares of Class A Common Stock because Mrs. Rania Daniel is a grantor under the Jamal and Rania Daniel Trust with the joint power to revoke such trust.

DTN LNG may be deemed to be the beneficial owner of 9,623,249 shares of Class A Common Stock because DTN LNG is the owner of 9,623,249 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

DTN Investments may be deemed to be the beneficial owner of 10,173,249 shares of Class A Common Stock because DTN Investments is (i) the owner of a 100% interest in DTN LNG, (ii) the owner of a 50% interest in Crest Switzerland, and (iii) the owner of 250,000 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

The Daria Daniel Trust may be deemed to be the beneficial owner of 3,391,083 shares of Class A Common Stock because the Daria Daniel Trust is the owner of a 33 1/3% interest in DTN Investments.

The Thalia Daniel Trust may be deemed to be the beneficial owner of 3,391,083 shares of Class A Common Stock because the Thalia Daniel Trust is the owner of a 33 1/3% interest in DTN Investments.

The Naia Daniel Trust may be deemed to be the beneficial owner of 3,391,083 shares of Class A Common Stock because the Naia Daniel Trust is the owner of a 33 1/3% interest in DTN Investments.

Mr. Howland may be deemed to be the beneficial owner of 10,196,249 shares of Class A Common Stock because Mr. Howland is (i) the trustee under the Daria Daniel Trust, with the power to vote or direct the vote, and the power to dispose or direct the disposition of, securities, (ii) the trustee under the Thalia Daniel Trust, with the power to vote or direct the vote, and the power to dispose or direct the disposition of, securities, (iii) the trustee under the Naia Daniel Trust, with the power to vote or direct the vote, and the power to dispose or direct the disposition of, securities, and (iv) the owner of 23,000 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

Mr. Stoerr may be deemed to be the beneficial owner of 22,000 shares of Class A Common Stock because Mr. Stoerr is the owner of 22,000 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

The Halim Daniel Trust may be deemed to be the beneficial owner of 11,051,521 shares of Class A Common Stock because the Halim Daniel Trust is the owner of 11,051,521 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

Mr. Halim Daniel may be deemed to be the beneficial owner of 11,251,521 shares of Class A Common Stock because Mr. Halim Daniel is (i) the owner of 200,000 shares of Class A Common Stock through a bank, brokerage firm or other nominee, and (ii) the grantor under the Halim Daniel Trust, with the power to revoke such trust.

Mr. Michael Wheaton may be deemed to be the beneficial owner of 11,051,521 shares of Class A Common Stock because Mr. Wheaton is the trustee under the Halim Daniel Trust, with the power to vote, or direct the vote, and the power to dispose or direct the disposition of, securities.

Crest Switzerland may be deemed to be the beneficial owner of 600,000 shares of Class A Common Stock because Crest Switzerland is the owner of 100% of the ownership interests in Uniteg.

Uniteg may be deemed to be the beneficial owner of 600,000 shares of Class A Common Stock because Uniteg is the owner of 600,000 shares of Class A Common Stock through a bank, brokerage firm or other nominee.

None of the Crest Participants is a record owner of any shares of Class A Common Stock.

Other than as disclosed in this Proxy Statement, to the best of the Crest Participants’ knowledge, neither the Crest Participants in this solicitation, nor any of the Crest Participants’ associates, has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Proxy Statement.

Securities Purchased or Sold

Except as set forth in Schedule B hereto, neither the Crest Participants nor, to the best of the Crest Participants’ knowledge, any person named on Schedule A hereto, has effected any transaction in any Clearwire Common Stock within the last two years.

Contracts, Arrangements, Understandings or Relationships with Respect to Securities of Clearwire

Except for (i) the DF King Engagement described herein under “Solicitation of Proxies” and (ii) the Joint Filing Agreements by and among the Crest Participants in respect of the Schedule 13D filings in respect of Clearwire described herein under “Background of this Solicitation,” none of the Crest Participants is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of Clearwire, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

SCHEDULE A

EXECUTIVE OFFICERS AND DIRECTORS OF CERTAIN CREST PARTICIPANTS

The following is a list of the executive officers and directors of certain Crest Participants, setting forth the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted for each such person. The current business address of each such person is JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002. All executive officers and directors listed below are citizens of the United States of America.

Crest Financial Limited

Name	Present Position

Jamal Daniel	President

Pamela E. Powers	Executive Vice President, Secretary and Treasurer

David K. Schumacher	General Counsel

Crest Investment Company

Name	Present Position

Jamal Daniel	Sole Director and President

Pamela E. Powers	Executive Vice President, CFO and Treasurer

Eric E. Stoerr	Senior Vice President of Energy

Michelle Upton	Vice President

Marie Vajdak	Secretary

DTN LNG, LLC

Name	Present Position

Pamela E. Powers	Manager, President, Secretary and Treasurer

DTN Investments, LLC

Name	Present Position

Pamela E. Powers	Manager, President, Secretary and Treasurer

Crest Switzerland LLC

Name	Present Position

Pamela E. Powers	Manager, Executive Vice President, Secretary and Treasurer

John Howland	President

Uniteg Holding SA

Name	Present Position

Luis Bosque	President

SCHEDULE B

Certain Information Required by Item 5 of Schedule 14A

(c) During the past two years, the Crest Participants purchased Class A Common Stock in open market transactions as indicated below. The prices per share exclude brokerage commissions and have been rounded to the nearest cent.

Date of Transaction	Identity of Purchaser	Amount of Shares	Price per Share
5/23/2011	Crest Financial Limited	52,000	$4.65
8/17/2011	DTN LNG LLC	150,000	$2.29
8/17/2011	DTN LNG LLC	50,000	$2.21
8/18/2011	DTN LNG LLC	26,100	$2.39
8/18/2011	DTN LNG LLC	50,000	$2.31
8/18/2011	DTN LNG LLC	323,900	$2.30
8/18/2011	DTN LNG LLC	20,000	$2.28
8/19/2011	DTN LNG LLC	50,000	$3.24
8/19/2011	DTN LNG LLC	50,000	$3.19
8/19/2011	DTN LNG LLC	1,350	$3.10
8/19/2011	DTN LNG LLC	26,500	$3.07
8/19/2011	DTN LNG LLC	50,000	$3.04
11/16/2011	DTN LNG LLC	50,000	$1.82
11/16/2011	DTN LNG LLC	40,000	$1.81
11/16/2011	DTN LNG LLC	50,000	$1.79
11/17/2011	DTN LNG LLC	60,000	$1.82
11/17/2011	DTN LNG LLC	100,000	$1.80
11/18/2011	DTN LNG LLC	50,000	$1.86
11/18/2011	DTN LNG LLC	50,000	$1.86
11/18/2011	DTN LNG LLC	100,000	$1.48
11/21/2011	DTN LNG LLC	100,000	$1.56
11/22/2011	DTN LNG LLC	50,000	$1.56
11/23/2011	DTN LNG LLC	50,000	$1.51
11/25/2011	DTN LNG LLC	50,000	$1.56
11/28/2011	DTN LNG LLC	50,000	$1.61
11/29/2011	DTN LNG LLC	50,000	$1.58
11/30/2011	DTN LNG LLC	50,000	$1.57
12/1/2011	DTN LNG LLC	50,000	$2.09
12/2/2011	DTN LNG LLC	50,000	$2.05
12/5/2011	DTN LNG LLC	32,150	$2.15
3/15/2012	John M. Howland	223	$2.15
3/15/2012	John M. Howland	5,877	$2.15
3/15/2012	John M. Howland	200	$2.13
3/15/2012	John M. Howland	700	$2.13
3/15/2012	John M. Howland	1,400	$2.13
3/15/2012	John M. Howland	14,600	$2.13
3/16/2012	Crest Financial Limited	200,000	$2.26
3/16/2012	Crest Financial Limited	200,000	$2.25
3/16/2012	Crest Financial Limited	200,000	$2.23
3/19/2012	Crest Financial Limited	114,800	$2.31
3/19/2012	Crest Financial Limited	500,000	$2.31
3/19/2012	Crest Financial Limited	385,200	$2.28
3/19/2012	Crest Financial Limited	400,000	$2.26
3/20/2012	Crest Financial Limited	192,500	$2.38
3/20/2012	Crest Financial Limited	100,000	$2.37

Date of Transaction	Identity of Purchaser	Amount of Shares	Price per Share
3/20/2012	Crest Financial Limited	207,500	$2.34
3/20/2012	Crest Financial Limited	500,000	$2.30
3/21/2012	Crest Financial Limited	500,000	$2.42
3/21/2012	Crest Financial Limited	440,000	$2.39
3/22/2012	Crest Financial Limited	332,000	$2.43
4/5/2012	Mr. Eric Stoerr	12,000	$2.15
4/10/2012	Mr. Eric Stoerr	1,000	$2.01
4/17/2012	Mr. Eric Stoerr	2,000	$1.93
4/24/2012	Mr. Eric Stoerr	2,000	$1.41
4/30/2012	Crest Financial Limited	650,000	$1.50
5/1/2012	Crest Financial Limited	620,000	$1.48
5/1/2012	Crest Financial Limited	600,000	$1.49
5/1/2012	Crest Financial Limited	277,300	$1.49
5/1/2012	Crest Financial Limited	276,465	$1.48
5/1/2012	Crest Financial Limited	223,535	$1.50
5/1/2012	Crest Financial Limited	144,084	$1.46
5/1/2012	Crest Financial Limited	135,916	$1.47
5/1/2012	Crest Financial Limited	94,575	$1.49
5/1/2012	Crest Financial Limited	53,505	$1.47
5/1/2012	Crest Financial Limited	51,920	$1.46
5/1/2012	Crest Financial Limited	22,700	$1.47
5/2/2012	Crest Financial Limited	500,000	$1.50
5/2/2012	Crest Financial Limited	378,839	$1.50
5/3/2012	Crest Financial Limited	500,000	$1.51
5/3/2012	Crest Financial Limited	358,022	$1.51
5/3/2012	Crest Financial Limited	232,562	$1.53
5/3/2012	Crest Financial Limited	186,621	$1.51
5/3/2012	Crest Financial Limited	141,978	$1.50
5/3/2012	Crest Financial Limited	122,196	$1.52
5/3/2012	Crest Financial Limited	58,621	$1.54
5/4/2012	Crest Financial Limited	300,000	$1.51
5/4/2012	Crest Financial Limited	250,000	$1.53
5/4/2012	Crest Financial Limited	167,028	$1.52
5/4/2012	Crest Financial Limited	135,500	$1.51
5/4/2012	Crest Financial Limited	47,472	$1.53
5/7/2012	Crest Financial Limited	100,000	$1.33
5/7/2012	Crest Financial Limited	50,000	$1.33
5/7/2012	Crest Financial Limited	100,000	$1.33
5/7/2012	Crest Financial Limited	90,000.00	$1.32
5/7/2012	Crest Financial Limited	100,000.00	$1.32
5/7/2012	Crest Financial Limited	120,000.00	$1.32
5/7/2012	Crest Financial Limited	110,000.00	$1.32
5/7/2012	Crest Financial Limited	80,000.00	$1.32
5/7/2012	Crest Financial Limited	50,000.00	$1.32
5/8/2012	Crest Financial Limited	110,000.00	$1.28
5/8/2012	Crest Financial Limited	25,000.00	$1.27
5/8/2012	Crest Financial Limited	100,000.00	$1.27
5/8/2012	Crest Financial Limited	75,000.00	$1.27
5/8/2012	Crest Financial Limited	50,000.00	$1.27
5/8/2012	Crest Financial Limited	100,000.00	$1.27
5/8/2012	Crest Financial Limited	100,000.00	$1.27
5/8/2012	Crest Financial Limited	50,000.00	$1.27
5/8/2012	Crest Financial Limited	120,000.00	$1.27

Date of Transaction	Identity of Purchaser	Amount of Shares	Price per Share
5/8/2012	Crest Financial Limited	80,000.00	$1.27
5/8/2012	Crest Financial Limited	40,000.00	$1.26
5/9/2012	Crest Financial Limited	208,000.00	$1.32
5/9/2012	Crest Financial Limited	250,000.00	$1.31
5/9/2012	Crest Financial Limited	200,000.00	$1.30
5/9/2012	DTN LNG LLC	140,000	$1.30
5/15/2012	Crest Financial Limited	7,608,927	$1.19
5/16/2012	Mr. Eric Stoerr	5,000	$1.19
5/22/2012	DTN LNG LLC	4,000,000	$1.30
5/22/2012	DTN LNG LLC	2,900,000	$1.29
5/22/2012	DTN LNG LLC	300,000	$1.29
5/22/2012	DTN LNG LLC	453,249	$1.25
5/22/2012	Crest Financial Limited	7,550,109	$1.29
10/2/2012	Crest Financial Limited	277,703	$1.29
10/4/2012	Crest Financial Limited	21,900	$1.30
10/8/2012	Crest Financial Limited	481,600	$1.30
10/9/2012	Crest Financial Limited	2,780,000	$1.30
10/10/2012	Crest Financial Limited	1,503,897	$1.30
11/05/2012	Crest Financial Limited	50,000	$2.14
11/05/2012	Crest Financial Limited	10,000	$2.16
11/05/2012	Crest Financial Limited	85,000	$2.17
11/05/2012	Crest Financial Limited	15,000	$2.18
11/05/2012	Crest Financial Limited	60,000	$2.19
11/05/2012	Crest Financial Limited	280,000	$2.20
11/05/2012	Crest Financial Limited	25,000	$2.195
11/05/2012	Crest Financial Limited	35,000	$2.21
11/05/2012	Crest Financial Limited	625,000	$2.22
11/05/2012	Crest Financial Limited	100,000	$2.24
11/05/2012	Crest Financial Limited	169,238	$2.25
11/05/2012	Crest Financial Limited	393,000	$2.23
12/14/2012	Halim Daniel 2012 Trust	11,051,521	$3.30

In addition, on March 21, 2013, Mila Hotels International SA, a wholly-owned subsidiary of Uniteg, transferred 300,000 shares of Class A Common Stock to Uniteg for no consideration.

No indebtedness was incurred by the Crest Participants for the purpose of acquiring or holding Clearwire Common Stock (other than intercompany borrowings among Crest Participants and their affiliates).

GOLD PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL

MEETING:

THE PROXY STATEMENT IS AVAILABLE AT HTTP://WWW.DFKING.COM/CLWR

i If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. i

GOLD PROXY CARD

THIS PROXY IS SOLICITED BY

CREST FINANCIAL LIMITED AND CREST INVESTMENT COMPANY

AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF CLEARWIRE

FOR THE SPECIAL MEETING OF STOCKHOLDERS

SIGN, DATE AND MAIL YOUR PROXY TODAY

The undersigned stockholder(s) hereby of Clearwire Corporation (“Clearwire”) acknowledge(s) receipt of the Proxy Statement of Crest Financial Limited and Crest Investment Company (collectively, “Crest”), dated May 3, 2013, and the undersigned stockholder(s) hereby revoke(s) all prior proxies delivered in connection with the Special Meeting of stockholders of Clearwire Corporation to be held at 10:30 a.m. PDT on May 21, 2013, at Highland Center, 14224 Bel-Red Road, Bellevue, WA 98007, and any adjournments or postponements thereof (the “Special Meeting”). The undersigned stockholder(s) hereby appoint(s) Edward McCarthy and Kai Haakon E. Liekefett, and each of them singly, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Clearwire Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting.

EXCEPT AS PROVIDED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE AND YOU HAVE SIGNED THIS PROXY CARD, THIS PROXY WILL BE VOTED “AGAINST” EACH OF THE PROPOSALS. THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE PROPOSALS SET FORTH HEREIN TO THE EXTENT IT IS VOTED AT THE SPECIAL MEETING AS STIPULATED BELOW. BY EXECUTING THIS GOLD PROXY CARD YOU ARE AUTHORIZING THE PERSONS NAMED AS PROXIES TO REVOKE ALL PRIOR PROXIES ON YOUR BEHALF.

Signature

Signature (Capacity)

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the undersigned stockholder is a corporation, please give full corporate name by authorized officers, giving full title as such. If the undersigned is a partnership, please sign in partnership name by authorized person, giving full title as such.

CLEARWIRE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY

CREST FINANCIAL LIMITED AND CREST INVESTMENT COMPANY

AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF CLEARWIRE

FOR THE SPECIAL MEETING OF STOCKHOLDERS

SIGN, DATE AND MAIL YOUR PROXY TODAY

i If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing. i

GOLD PROXY CARD

Crest recommends you vote “AGAINST” Proposals 1 through 5.

1.	Adoption of the Agreement and Plan of Merger, dated as of December 17, 2012, as amended from time to time, which we refer to as the Merger Agreement, by and among Sprint Nextel Corporation (“Sprint”), Collie Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sprint, and Clearwire.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

2.	The approval of the Charter Amendment Proposal:

2A. Amendment to Clearwire’s amended and restated certificate of incorporation to increase Clearwire’s authorized shares of Class A common stock, par value $0.0001 per share, which we refer to as the Class A Common Stock, by 1,019,162,522 shares.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

2B. Amendment to Clearwire’s amended and restated certificate of incorporation to increase Clearwire’s authorized shares of Class B common stock, par value $0.0001 per share, which we refer to as the Class B Common Stock, by 1,019,162,522 shares.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

3.	The approval of the NASDAQ Authorization Proposal:

3A. Authorization of the issuance of the Class A Common Stock that may be issued upon exchange of Clearwire Communications, LLC’s and Clearwire Finance, Inc.’s 1.00% Exchangeable Notes due 2018, or issued upon the exchange of the Class B Interests issued upon exchange of the 1.00% Exchangeable Notes due 2018 in accordance with Rule 5635(d) of the NASDAQ Listing Rules.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

3B. Authorization of the issuance of the Class B Common Stock that may be issued upon exchange of Clearwire Communications, LLC’s and Clearwire Finance, Inc.’s 1.00% Exchangeable Notes due 2018 in accordance with Rule 5635(d) of the NASDAQ Listing Rules.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

4.	Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the Charter Amendment Proposal or the NASDAQ Authorization Proposal.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

5.	Advisory approval vote on certain compensation arrangements for Clearwire’s named executive officers in connection with the merger.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN